EXHIBIT 10.1


                  ASSUMPTION AGREEMENT AND SEVENTH AMENDMENT TO
                    CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS
                    -----------------------------------------

                  This ASSUMPTION AGREEMENT AND SEVENTH AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this "Amendment") is entered into as of this 25th day of April, 2007, by and among All American Semiconductor, Inc., a Delaware corporation, as pre-petition debtor and as a debtor and debtor-in-possession ("Borrower"), the other "Designated Companies" signatory hereto, each as a pre-petition debtor and as a debtor and debtor-in-possession, the financial institutions signatory hereto as lenders (collectively, the "Lenders"), Harris N.A., successor by merger to Harris Trust and Savings Bank, individually as a Lender, as L/C Issuer and as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and U.S. Bank National Association, individually as a Lender and as co-administrative agent for the Lenders (in such capacity, the "Co-Administrative Agent"). Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Pre-Petition Credit Agreement (as defined below), as amended hereby (the Pre-Petition Credit Agreement, as so amended, the "Credit Agreement").

                                    RECITALS
                                    --------

                  WHEREAS, Borrower, Administrative Agent, Co-Administrative Agent and the Lenders have entered into that certain Credit Agreement, dated as of May 14, 2003 (as amended, restated, supplemented or otherwise modified in writing from time to time prior to the Petition Date, the "Pre-Petition Credit Agreement," and together with the other "Loan Documents" (as defined in the Pre-Petition Credit Agreement and as in effect immediately prior to the Petition Date, the "Pre-Petition Credit Documents");

                  WHEREAS, on April 25, 2007 (the "Petition Date"), Borrower and each other Designated Company (each a "Debtor," and collectively, the "Debtors"(1)) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"), in the United States Bankruptcy Court of the Southern District of Florida (Miami Division) (the "Bankruptcy Court"), Case No. 07-12963-LMI (Jointly Administered) (each, a "Bankruptcy Case," and collectively, the "Bankruptcy Cases");

                  WHEREAS, numerous Events of Default, including, without limitation, the Events of Default arising from the commencement of the Bankruptcy Cases, have occurred and are continuing under the Pre-Petition Credit Agreement as of the date hereof;

---------------------------------

(1) The following are wholly-owned subsidiaries of the Borrower, organized under the laws of jurisdictions outside the United States and who are not Designated Companies, also filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court:
         AllAmMex Components, S. de R.L. de C.V.; AGD Electronics Asia Pacific Co., Ltd.; and AGD Electronics Limited (the "Foreign Debtors"). The Foreign Debtors are not parties to the Pre-Petition Credit Documents or this Amendment.

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                  WHEREAS, in order to continue their operations as
debtors-in-possession under the Bankruptcy Code pending the sale of all or a substantial portion of their assets and properties pursuant to section 363 and other applicable provisions of the Bankruptcy Code, the Debtors have requested that Administrative Agent and the Lenders continue making secured revolving loans to Borrower pursuant to the Credit Agreement (the "DIP Financing"); and

                  WHEREAS, Administrative Agent and the Lenders are willing to continue to provide further secured financing to Borrower only if, among other things, the Pre-Petition Credit Documents are amended as hereinafter set forth, and the Bankruptcy Court enters an Interim Financing Order and a Final Financing Order, each in form and substance satisfactory to Administrative Agent and the Required Lenders.

                  NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

I. Amendments to Pre-Petition Credit Documents. Effective as of the Assumption Agreement Effectiveness Date (as defined in Section V hereof), the parties hereto hereby amend the Pre-Petition Credit Documents as follows:

         A. From and after the Assumption Agreement Effectiveness Date, all references in the Credit Agreement and the other Loan Documents to (i) "All American Semiconductor, Inc.," "AASI," "AAS," "Borrower" or any other reference to such entity in any capacity shall be deemed to be references to All American Semiconductor, Inc., both before the Petition Date, as a pre-petition debtor, and on and after the Petition Date, as a debtor-in-possession in its Bankruptcy Case; (ii) each Designated Company by any name and in any capacity shall be deemed to be references to such Designated Company, both before the Petition Date, as a pre-petition debtor, and on and after the Petition Date, as a debtor-in-possession in its Bankruptcy Case; and (iii) the Pre-Petition Credit Agreement and the other Pre-Petition Credit Documents shall mean and include the Pre-Petition Credit Agreement and the other Pre-Petition Credit Documents, in each case, as amended by this Amendment.

         B. When used in the Credit Agreement and the other Loan Documents, the terms "Bankruptcy Code," "Bankruptcy Court," "Debtors," "DIP Financing," "Pre-Petition Credit Documents," "Petition Date," "Pre-Petition Credit Agreement," and "Bankruptcy Cases" shall have the respective meanings set forth in the Recitals of this Amendment.

         C. When used in the Credit Agreement and the other Loan Documents, the terms "Approved Budget," "Initial Approved Budget," "Supplemental Approved Budget," "Pre-Petition Collateral," "DIP Collateral," "Pre-Petition Indebtedness," "DIP Indebtedness," "DIP Credit Documents," "Permitted Budget Variances," "Collateral Value Reduction Amount," "Approved Administration Expenses," "Final Hearing," "Loan Payment Date," "Tested Line Item," "Carve-Out Event," "Prior Claims" and "Carve-Out" shall have the respective meanings set forth in the Financing Order.

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         D.       Section 1.1 of the Pre-Petition Credit Agreement is hereby amended by adding the following new paragraph to the conclusion thereof:

                  "Subject to the terms and conditions hereof, each DIP Lender, by its acceptance hereof, severally agrees to make DIP Revolving Loans to Borrower from time to time on or after the Assumption Agreement Effectiveness Date and prior to the Termination Date, up to the amount of such DIP Lender's DIP Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof. The sum of the aggregate principal amount of all Revolving Loans (including DIP Revolving Loans) and L/C Obligations at any time outstanding on or after the Petition Date shall not exceed the sum of: (a) the Borrowing Base as calculated as at the close of business on the immediately preceding Business Day (as reduced by any reserves taken pursuant to this Section 1.1) plus (b) the DIP Overadvance Amount as then in effect plus (c) in the Administrative Agent's sole discretion, any Permitted Overadvances then in effect; provided, however, that (i) the amount of Eligible Receivables included in any Borrowing Base shall take into account the Receivable-related information from the then most recently delivered report provided by Borrower to Administrative Agent pursuant to Section 8.5(b) hereof, and (ii) the Eligible Inventory component as at each Business Day, subject to true-up on or prior to the fifth Business Day of each week using actual Eligible Inventory reflected on the then most recently delivered weekly Borrowing Base Certificate pursuant to Section 8.5(a) hereof, shall be equal to (A) the aggregate amount of Eligible Inventory for the immediately preceding Business Day minus (B) the aggregate amount of sales of Eligible Inventory made by Borrower on the such immediately preceding Business Day (less the aggregate amount of gross margin associated therewith) plus (C) the aggregate amount of Eligible Inventory purchased during such immediately preceding Business Day. Each Borrowing of DIP Revolving Loans shall be made ratably from the DIP Lenders in proportion to their respective Revolver Percentages for DIP Revolving Loans. Except as otherwise expressly provided herein or in the Financing Order, DIP Revolving Loans may be repaid and the principal amount thereof reborrowed before the Termination Date. Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent shall have the right from time to time from and after the Assumption Agreement Effectiveness Date, upon two (2) Business Days' prior written notice, to establish reserves against the Borrowing Base in such amounts and with respect to such matters (including without limitation reserves with respect to Funds Transfer and Deposit Account Liability, Hedging Liability, cash management exposure, uninsured casualty to or other loss of any material portion of the Inventory occurring after the Assumption Agreement Effectiveness Date and the unused portion of the Carve-Out, if any, from and after the occurrence of a Carve-Out Event as permitted in the Financing Order) as the Administrative Agent shall deem necessary or appropriate in its reasonable business judgment to preserve and/or protect the Collateral. Any and all reserves in effect immediately prior to the Assumption Agreement Effectiveness Date shall remain in effect, in amounts determined by the Administrative Agent in its reasonable discretion, from and after the Petition Date. The amount of all such reserves established from time to time pursuant to this
         Section 1.1 shall be subtracted from the Borrowing Base when calculating the amount of availability with respect to DIP Revolving Loans hereunder.

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         E.       Section 1.2 of the Pre-Petition Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

                  "The Revolving Loans made to the Borrower by a Lender prior to the Petition Date shall be evidenced by a single promissory note of the Borrower issued to such Lender in the form of Exhibit B hereto. The DIP Revolving Loans made to the Borrower by a DIP Lender from and after the Petition Date shall be evidenced by a single promissory note of the Borrower issued to such DIP Lender in the form of Exhibit A attached to the Assumption Agreement."

         F. Section 1.3(a) of the Pre-Petition Credit Agreement is hereby amended by adding the following sentence at the end of such Section:

                  "Borrower and each other Designated Company acknowledges and agrees that no Letter of Credit remained undrawn and outstanding as of the Petition Date. Notwithstanding any provision to the contrary set forth in this Agreement or any other Loan Document, Borrower shall not have the right to request, and none of Administrative Agent, L/C Issuer or any Lender shall have any obligation to issue or guaranty, any Letter of Credit, in each case from and after the Petition Date."

         G. Section 1.6(a) of the Pre-Petition Credit Agreement is hereby amended by adding the following sentence at the end of such Section:

                  "Notwithstanding any provision to the contrary set forth in this Section 1.6(a) or any other provision of the Loan Documents, from and after the Petition Date, (i) all Revolving Loans made on or after the Petition Date shall be made as Base Rate Loans, and not Eurodollar Loans, (ii) no Base Rate Loan may be converted to, or continued as, a Eurodollar Loan, and (iii) all Loans outstanding from and after the Petition Date are and shall be Base Rate Loans."

         H. Section 1.6(d) of the Pre-Petition Credit Agreement shall be inapplicable from and after the Petition Date as if deleted in its entirety from the Credit Agreement as of such date.

         I. Section 1.9(b) of the Pre-Petition Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

                  "(b) Mandatory. Subject to the terms of the Financing Order:
                       ---------

                  (i) All proceeds of Collateral, including, without limitation, payments in respect of Receivables, shall be applied to the Obligations in the manner described in Section 3.1 hereof.

                  (ii) Immediately upon receipt of any Net Cash Proceeds from any Disposition of Collateral (other than the sale of Inventory in the ordinary course of business) or Event of Loss of Borrower or any other Designated Company, Borrower shall remit to the Administrative Agent for application to the Obligations in accordance with Section 3.1 hereof 100% of such Net Cash Proceeds, and any such Loan repayment shall not be subject to reborrowing (and to the extent applied to outstanding DIP Revolving Loans, shall result in a corresponding

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         permanent reduction of the DIP Lenders' respective DIP Revolving Credit
         Commitments according to their applicable Revolver Percentages for DIP Revolving Loans. Upon any Disposition of all or substantially all of the assets of the Designated Companies, the Revolving Credit
         Commitments shall be automatically and permanently reduced to zero; provided, however, that the Administrative Agent shall set aside a portion of the Net Cash Proceeds of such Disposition and shall make available such Net Cash Proceeds to the Borrower from time to time for payment of any amounts constituting part of the Carve-Out and any amounts constituting Approved Administration Expenses, in each case subject to the terms of the Financing Order.

                  (iii) [Intentionally omitted].

                  (iv) The Borrower shall, on each date the DIP Revolving Credit Commitments are reduced pursuant to Section 1.12 hereof, prepay the DIP Revolving Loans by the amount, if any, necessary to reduce the sum of the aggregate principal amount of DIP Revolving Loans then outstanding to the amount to which the DIP Revolving Credit Commitments have been so reduced.

                  (v) If at any time on or after the Petition Date the sum of the unpaid principal balance of the Revolving Loans (including DIP Revolving Loans) and L/C Obligations then outstanding shall be in excess of the sum of the Borrowing Base as then determined and computed in accordance with Section 1.1 hereof (and as reduced by any reserves taken pursuant to Section 1.1 hereof) plus the DIP Overadvance Amount then in effect plus, in the Administrative Agent's sole discretion, any Permitted Overadvances then in effect, the Borrower shall immediately and without notice or demand pay over the full amount of such excess (together with any accrued interest and fees with respect thereto) to the Administrative Agent for the ratable account of the DIP Lenders as and for a mandatory prepayment of the Obligations, with each such prepayment to be applied in the manner required pursuant to Section 3.1 hereof.

                  (vi) [Intentionally omitted].

         J. Section 2.1 of the Pre-Petition Credit Agreement is hereby amended by adding as new subsections (e) and (f) thereof the following:

                  "(e) DIP Commitment Fee. Borrower agrees to pay to the Administrative Agent, for the benefit of the Administrative Agent and the DIP Lenders in accordance with their respective Revolver Percentages for DIP Revolving Loans, a fee in an aggregate amount equal to $250,000 (the "DIP Commitment Fee"), which fee shall be fully earned on, and paid in immediately available funds on, the Assumption Agreement Effectiveness Date.

                  (f) DIP Administration Fee. The Borrower agrees to pay to the Administrative Agent for its own account an administration fee of $50,000 (the "DIP Agency Fee"), which administration fee shall be fully earned on, and paid in immediately available funds on, the Assumption Agreement Effectiveness Date."

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         K.       Section 3.1 of the Pre-Petition Credit Agreement is hereby amended by amending and restating subsections (b) and (c) thereof in their entirety as follows:

                  "(b) Application of Collateral Proceeds. Notwithstanding any provision to the contrary in this Agreement or any other Loan Documents, except to the extent otherwise provided in the Financing Order, all Collateral proceeds or other payments received for application to any Obligations (whether received in the normal course, from mandatory prepayments, from the exercise of default-related rights and remedies or otherwise) shall (subject to set asides or other provision for payment of the Carve-Out and Approved Administration Expenses to the extent permitted under the Financing Order) be distributed as follows (as among the Administrative Agent and the Lenders, regardless of the allowability of any portion of such Obligations) unless otherwise determined by Administrative Agent and Required Lenders in their sole discretion: first, to the Administrative Agent for payment of any pre-petition and post-petition fees (including, without limitation, the DIP Agency Fee), expenses, costs (including, without limitation, the pre-petition and post-petition fees and expenses of Latham & Watkins LLP and Giuliani Capital Advisors), indemnities and other amounts as to which Administrative Agent is entitled to be reimbursed or indemnified by any or all of the Borrower, any other Designated Company and/or the Lenders pursuant to the Loan Documents or the Financing Order; second, to the DIP Lenders for payment of the DIP Commitment Fee pro rata based on their respective Revolver Percentages for DIP Revolving Loans; third, to the Administrative Agent for payment or reimbursement of all Obligations in respect of all pre-Petition Date Letters of Credit then due and payable; fourth, to the Pre-Petition Lenders for payment of interest in respect of the Pre-Petition Indebtedness pro rata based on their respective Revolver Percentages under the Pre-Petition Revolving Credit Commitments; fifth, to the Pre-Petition Lenders or Administrative Agent, as the case may be, for payment of the outstanding principal balance of the Pre-Petition Indebtedness and cash collateralization of any Obligations in respect of any pre-Petition Date Letters of Credit that are not then due and payable, in the case of principal payments, pro rata based on the respective Revolver Percentages of the Pre-Petition Lenders under the Pre-Petition Revolving Credit Commitments; sixth, to the Pre-Petition Lenders for payment of all fees, expenses, costs, indemnities, and all other Pre-Petition Indebtedness not addressed above, pro rata based on their respective Revolver Percentages under the Pre-Petition Revolving Credit Commitments; seventh, to the DIP Lenders for payment of interest in respect of the DIP Indebtedness pro rata based on their respective Revolver Percentages for DIP Revolving Loans; eighth, to the DIP Lenders for payment of the outstanding principal balance of the DIP Indebtedness pro rata based on the DIP Lenders' respective Revolver Percentages for DIP Revolving Loans; ninth, to the DIP Lenders for payment of all fees, expenses, costs, indemnities and all other DIP Indebtedness not addressed above, pro rata based on their respective Revolver Percentages for DIP Revolving Loans; and tenth, to the Borrower or as otherwise required by law. Notwithstanding the foregoing, to the extent the Bankruptcy Court fails to allow or otherwise permit payment of all or any portion of the DIP Agency Fee and the DIP Commitment Fee (collectively, the "Disallowed Fees"), then
         (x) the first proceeds distributable on account of the Pre-Petition Indebtedness equal to the aggregate amount of the Disallowed Fees shall be remitted to the Administrative Agent and/or the DIP Lenders, as applicable, on account of their respective Pre-Petition Indebtedness (in the case of Administrative Agent, the Pre-Petition Indebtedness

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         owing to Harris as Pre-Petition Lender) pro rata up to the respective amounts of the Disallowed Fees to which they would otherwise have been entitled had the Bankruptcy Court permitted and allowed such Disallowed Fees in their entirety and (y) the balance of the proceeds distributable on account of the Pre-Petition Indebtedness shall be distributed pro rata to the Pre-Petition Lenders based on their respective Revolver Percentages under the Pre-Petition Revolving Credit Commitments determined as if the payments referenced in the immediately preceding clause (x) had not been made.

                  (c)      [Intentionally omitted]."

         L. Section 4.1 of the Pre-Petition Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

                  "Section 4.1      Collateral.
                                    ----------

                  Subject to the terms of the Financing Order (and except to the extent otherwise provided in the Financing Order), the Obligations shall be secured by valid, perfected and enforceable Liens on all right, title and interest of the Borrower and each other Designated Company in all real and personal property and fixtures of such Person, including all accounts, chattel paper, instruments, documents, cash, cash equivalents, general intangibles (including payment intangibles and software, all patents, trademarks, copyrights and similar intellectual property rights, and all application and registrations therefor, and all tax refunds), letter-of-credit rights, supporting obligations, deposit accounts, investment property, inventory, equipment, fixtures, and commercial tort claims, whether now owned or hereafter acquired or arising, and all proceeds thereof. The Borrower acknowledges and agrees that the Administrative Agent's Liens on the Collateral are for the benefit of Administrative Agent, L/C Issuer, the Lenders and their respective Affiliates, and are valid and perfected first priority Liens subject only to Liens permitted by Section 8.8 hereof, in each case pursuant to one or more Collateral Documents from such Persons, each in form and substance satisfactory to the Administrative Agent. Borrower hereby confirms that the security interests granted hereunder and under the other Loan Documents extend to all Collateral, whether arising or acquired prior to, on or after the Petition Date and secure all Obligations, whether arising prior to, on or after the Petition Date, including, without limitation, the DIP Indebtedness.

                  Furthermore, subject to the terms of the Financing Order, to further secure the payment and performance of the Obligations (whether arising prior to, on or after the Petition Date), including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, Borrower and each other Designated Company hereby grants to Administrative Agent, for the benefit of Administrative Agent, L/C Issuer and the Lenders, a continuing security interest, Lien and mortgage in and to all of the respective right, title and interest of such Designated Company, as pre-petition debtor and debtor-in-possession, in all of the real and personal property of such Designated Company (as pre-petition debtor and debtor-in-possession), whether arising or acquired prior to, on or after the Petition Date and regardless of where located, including, without limitation: (i) the

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         Collateral referenced in this Section 4.1 and in Section 1 of the
         Security Agreement to which such Designated Company is a party; (ii) all causes of action and claims of such Designated Company's estate against third parties, including, without limitation, claims of such Designated Company as debtor-in-possession under the Bankruptcy Code and all proceeds of avoidance claims of such Designated Company under sections 544, 545, 547, 548, 551 or 553 of the Bankruptcy Code (such avoidance claims of all Designated Companies, collectively, "Avoidance Actions"); (iii) all other assets of such Designated Company, whether real, personal, tangible or intangible or mixed, now existing or hereafter acquired, created, built or otherwise coming into being together with all improvements thereon (including, without limitation, all of each such Designated Company's leasehold interests, rights of tenancy or other rights to occupy the premises occupied or controlled by such Designated Company); and (iv) all additions and accessions to, substitutions for, and replacements, rents, profits, products and proceeds of any of the foregoing, including, without limitation, the proceeds of any insurance policies covering any of the above-described property. Subject to the terms of the Financing Order (including, without limitation, the set asides or other provision for payment of amounts constituting part of the Carve-Out and Approved Administration Expenses), that portion of the Obligations equal to the sum of the DIP Indebtedness plus the Collateral Value Reduction Amount shall have the highest administrative priority under section 364(c)(1) of the Bankruptcy Code, and shall have priority over all other costs and expenses of administration of any kind, including those specified in, or ordered pursuant to, sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 726, 1114 or any other provision of the
         Bankruptcy Code or otherwise (whether incurred in any Bankruptcy Case, any conversion of any Bankruptcy Case pursuant to section 1112 of the Bankruptcy Code, or in any other proceedings related thereto), and shall at all times be senior to the rights of the Borrower, each other Designated Company and each other Foreign Debtor, any successor trustee or estate representative in their respective Bankruptcy Cases or any subsequent case or proceeding under the Bankruptcy Code, and shall have the highest administrative priority under section 364(c)(1) of the Bankruptcy Code."

         M. Section 4.2 of the Pre-Petition Credit Agreement is hereby amended by adding the following new sentence to the conclusion thereof:

                  "Notwithstanding anything in this Agreement or any other Loan Document to the contrary, Administrative Agent shall have the right to transfer, on a daily basis, all collected and available balances in the Designated Companies' deposit accounts (other than (i) accounts containing solely employee-related trust funds and (ii) "petty cash" accounts of Designated Companies other than the Borrower; provided that the aggregate balances in all such petty cash accounts shall at no time exceed $25,000), including, without limitation, the Concentration Accounts, to an account in the name of Administrative Agent for application to the Obligations in accordance with Section 1.9(b)(ii) hereof or Section 3.1 hereof, as applicable."

         N. Section 5.1 of the Pre-Petition Credit Agreement is hereby amended by adding, or amending and restating, as applicable, the following defined terms as follows:

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         "AASI Canada" means All American Semiconductor of Canada, Inc.

         "Agreement" means that certain Credit Agreement, dated as of May 14, 2003, by and among Borrower, Administrative Agent, Co-Administrative Agent and the Lenders, as amended, restated, supplemented or otherwise modified from time to time prior to the Petition Date, and as further amended by the Assumption Agreement, and as the foregoing may thereafter be further amended, restated, supplemented or otherwise modified from time to time, including, without limitation, pursuant to the Interim Financing Order, the Final Financing Order or any other order of the Bankruptcy Court to which the Administrative Agent and Required Lenders have consented in writing in their sole discretion.

                  "Assumption Agreement" means that certain Assumption Agreement and Seventh Amendment to Credit Agreement and Other Loan Documents, dated as of April 25, 2007, by and among the Borrower, the other Designated Companies, Administrative Agent, Co-Administrative Agent and Lenders.

                  "Assumption Agreement Effectiveness Date" shall have the meaning ascribed to such term in Section 5 of the Assumption Agreement.

                  "Collateral" means any and all properties, rights, interests and privileges from time to time subject to the Liens granted to the Administrative Agent, for the ratable benefit of Administrative Agent, the L/C Issuer and the Lenders, or any security trustee therefor, pursuant to the Collateral Documents, the Interim Financing Order or the Final Financing Order, in each case, whether such property, right, interest or privilege is acquired by the Borrower or any other Designated Company, as the case may be, on or after the Petition Date. The term "Collateral" shall include all Pre-Petition Collateral and all DIP Collateral, as those terms are defined in the Financing Order.

                  "Credit Event" means the advancing of any Revolving Loan (including, without limitation, any DIP Revolving Loan), the continuation of or conversion into a Eurodollar Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit, in each case whether made or done prior to, on or after the Petition Date.

                  "DIP Lenders" shall mean those Lenders with DIP Revolving Credit Commitments.

                  "DIP Overadvance Amount" means, at any time during each week reflected in the Approved Budget, the amount listed in the "DIP Overadvance Amount" line item of the Approved Budget for such week, as the same may be increased solely to the extent expressly provided herein and in the Financing Order.

                  "DIP Revolving Credit Commitments" shall mean the obligations of the DIP Lenders to make DIP Revolving Loans to or for the account of Borrower hereunder from and after the Petition Date in accordance with their respective Revolver Percentages for DIP Revolving Loans in an aggregate principal amount at any one time outstanding not to exceed

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         the amount set forth opposite each DIP Lender's name on Schedule 1 attached to the Assumption Agreement.

                  "DIP Revolving Loans" shall mean all Revolving Loans made or incurred on or after the Petition Date by any or all of the Administrative Agent and the DIP Lenders to, or for the account of, the Borrower.

                  "Existing Pre-Petition Defaults" shall mean all Events of Default existing as of the Petition Date, including, without limitation, all "Specified Defaults" under, and as defined in, the Forbearance Agreements.

                  "Final Financing Order" shall mean an order of the Bankruptcy Court entered in the Bankruptcy Cases after the Final Hearing (as defined in the Interim Financing Order) pursuant to sections 363 and 364 of the Bankruptcy Code, inter alia, authorizing the Designated Companies, as debtors-in-possession, to use cash collateral and authorizing Borrower to incur secured indebtedness pursuant to this Agreement and the other Loan Documents, which order shall be in form and substance satisfactory to Administrative Agent and Required Lenders in their sole discretion.

                  "Financing Order" shall mean the Interim Financing Order until such time as the Final Financing Order shall have become effective, upon which event, "Financing Order" shall mean the Final Financing Order.

                  "Forbearance Agreements" mean, collectively, (i) that certain Forbearance Agreement, dated as of March 29, 2007, by and among Borrower, the other Designated Companies, Administrative Agent, Co-Administrative Agent and the Lenders, and (ii) that certain Second Forbearance Agreement, dated as of April 15, 2007, by and among Borrower, the other Designated Companies, Administrative Agent, Co-Administrative Agent and the Lenders, in each case, as may be amended, restated or otherwise modified from time to time.

                  "Foreign Debtor" means AllAmMex Components, S. de R.L. de C.V.; AGD Electronics Asia Pacific Co., Ltd.; and AGD Electronics Limited, or any of them.

                  "Foreign Subsidiary" means a Subsidiary of Borrower or any other Designated Company organized under the laws of any country (or any political subdivision thereof) other than the United States of America.

                  "Interim Financing Order" shall mean the order of the Bankruptcy Court entered in the Bankruptcy Cases on April __, 2007, pursuant to sections 363 and 364 of the Bankruptcy Code, inter alia, authorizing the Designated Companies, as debtors-in-possession, to use cash collateral and authorizing the Borrower to incur secured indebtedness pursuant to this Agreement and the other Loan Documents, and to enter into and/or assume the Assumption Agreement and the other DIP Credit Documents, which order shall be in form and substance satisfactory to Administrative Agent and Required Lenders in their sole discretion.

                  "Lenders" means and includes Harris N.A. and the other financial institutions from time to time party to this Agreement, including each assignee Lender pursuant to Section 12.12 hereof, in their capacity as Pre-Petition Lenders in respect of the Pre-Petition Credit Documents, the Pre-Petition Collateral and the Pre-Petition Indebtedness, and in their capacity as DIP Lenders in respect of the DIP Credit Documents, the DIP Indebtedness and the DIP Collateral.

                  "Loan Documents" means this Agreement, the Assumption Agreement, the Interim Financing Order, the Final Financing Order, the Revolving Notes, the Applications, the Collateral Documents, the Guaranties, each other instrument or document executed and/or delivered hereunder or thereunder or otherwise in connection therewith, as each may be amended, supplemented or otherwise modified from time to time (including, without limitation, by any of the DIP Credit Documents (as defined in the Financing Order) or any order of the Bankruptcy Court to which Administrative Agent and Required Lenders have consented in their sole discretion). Without limiting the foregoing, the term "Loan Documents" shall include all DIP Credit Documents.

                  "Loans" means any Revolving Loan (including, without limitation, any DIP Revolving Loan), whether outstanding as a Base Rate Loan or Eurodollar Loan, each of which is a "type" of Loan hereunder, and whether made before, on or after the Petition Date.

                  "Net Cash Proceeds" means, as applicable, (a) with respect to any Disposition by a Person, the aggregate amount of cash and cash equivalent proceeds received by such Person or for such Person's account (including, without limitation, any payments received for non-competition covenants, consulting or management fees in connection with such sale, and any portion of the amount received evidenced by a promissory note or other evidence of indebtedness issued by the purchaser), minus the sum of (i) the reasonable direct costs relating to such Disposition, including, without limitation, customary sales fees, commissions and other expenses and any allowed success fee owing to Raymond James & Associates, Inc. under the terms of that certain engagement letter with the Borrower, dated April 24, 2007 (as in effect on the Assumption Agreement Effectiveness Date or as otherwise amended with the prior written consent of Administrative Agent), (ii) income, capital gains, sale, use or other transactional taxes paid or payable by such Person at the time of such Disposition as a direct result of such Disposition, (iii) the amounts required to be applied to repay principal, interest and other fees and charges on indebtedness or other obligations constituting a Prior Claim and secured by a Lien on the asset which is the subject of such Disposition that is senior in priority to the Administrative Agent's Liens on such asset, and (iv) until actually received by, or payable to, such Person, any portion of the amount received held in escrow or evidenced by a promissory note or other evidence of indebtedness issued by a purchaser or non-compete, consulting or management agreement or covenant or otherwise for which compensation is paid over time; and (b) with respect to any Event of Loss of a Person, cash and cash equivalent proceeds received by such Person or for such Person's account (whether as a result of payments made under any applicable insurance policy therefor or in connection with condemnation proceedings or otherwise), minus the sum of (i) the reasonable direct costs incurred in connection with the collection of such proceeds, awards or other payments, (ii) income or capital gains taxes paid or payable by such Person at the time of receipt of such insurance proceeds as a direct result of such Event of Loss, and (iii) any amounts retained by or paid to parties having rights to such proceeds, awards or other payments that are superior to the rights of the Administrative Agent and Lenders to such proceeds, awards or other payments.

                  "Obligations" means all obligations of the Borrower to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of the Borrower or any other Designated Company arising under or in relation to any Loan Document (including, without limitation, any interest, fees and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of the Bankruptcy Cases or any other insolvency proceeding with respect to the Borrower or any other Designated Company, whether or not a claim for such amounts is allowed in such Bankruptcy Cases or any other insolvency proceeding and including Obligations to the Administrative Agent and Lenders pursuant to Sections 9.5 and 12.15 hereof), all obligations of the Borrower or any other Designated Company in respect of Hedging Liabilities and all obligations of the Borrower or any other Designated Company in respect of Funds Transfer and Deposit Account Liability, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, liquidated or unliquidated, arising by operation of law or otherwise, and howsoever evidenced, held or acquired, whether arising or incurred before, on or after the Petition Date. Without limiting the generality of the foregoing, the term "Obligations" shall include all Pre-Petition Indebtedness and all DIP Indebtedness as those terms are defined in the Financing Order. The allowability of the Obligations constituting Pre-Petition Indebtedness shall be subject to the terms of the Financing Order and any other applicable order of the Bankruptcy Court, and all references to "Obligations" herein shall be deemed to exclude any portion of the Obligations, if any, that are disallowed by final order of the Bankruptcy Court, and in such case, only from and after such disallowance order becomes final.

                  "Permitted Overadvance" means an amount approved in the sole discretion of the Administrative Agent not to exceed $500,000 at any one time outstanding by which the outstanding principal balance of Revolving Loans and L/C Obligations hereof knowingly exceeds the sum of the Borrowing Base as then determined and computed in accordance with
         Section 1.1 hereof (as reduced by any reserves taken pursuant to Section 1.1 hereof) plus the DIP Overadvance Amount; provided, however, that (i) Permitted Overadvances shall be advanced only if, in Administrative Agent's judgment, such Permitted Overadvances are necessary or desirable to preserve or protect the Collateral, or any portion thereof, or to enhance the likelihood of, or maximize the amount of, repayment by the Borrower of the Obligations, and (ii) Permitted Overadvances shall not knowingly be permitted to be outstanding for a period exceeding three consecutive Business Days.

                  "Pre-Petition Revolving Credit Commitments" shall mean the Revolving Credit Commitments to make Revolving Loans, as in effect immediately prior to the Petition Date.

                  "Pre-Petition Lenders" shall mean those Lenders with Revolving Credit Commitments to make Revolving Loans immediately prior to the Petition Date.

                  "Revolver Percentage" means: (i) so long as there are any Revolving Loans (including, without limitation, DIP Revolving Loans) or Revolving Credit Commitments (including, without limitation, DIP Revolving Credit Commitments) outstanding, the percentage of the Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment, which in the case of the DIP Revolving Credit Commitments of the DIP Lenders are as set forth in Schedule 1 attached to the Assumption Agreement; or (ii) at all other times after the indefeasible payment in full of the Loans (including all DIP Revolving Loans) and the termination in full of the Revolving Credit Commitments (including the DIP Revolving Credit Commitments), the percentage held by such Lender (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all Loans and L/C Obligations then outstanding.

                  "Revolving Credit" means the credit facility for making Revolving Loans (including, without limitation, DIP Revolving Loans) and issuing Letters of Credit described in Sections 1.1 and 1.3 hereof.

                  "Revolving Loan" is defined in Section 1.1 hereof whether made before, on or after the Petition Date (including, without limitation, DIP Revolving Loans), and as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which (as so defined) is a "type" of Revolving Loan hereunder.

                  "Termination Date" means the occurrence of the Loan Payment Date, as such term is defined in the Financing Order, or such earlier date on which the Revolving Credit Commitments are terminated in accordance with the terms of this Agreement (subject to the provisions of the Financing Order with respect to funding of Approved Administration Expenses); provided, that the Obligations outstanding as of the commencement of the Bankruptcy Cases shall be deemed to have been automatically accelerated pursuant to this Agreement (provided that, notwithstanding such acceleration, such Obligations shall be due and payable as provided in this Agreement and the Financing Order) and the Pre-Petition Revolving Credit Commitments outstanding as of the commencement of the Bankruptcy Cases shall have been automatically terminated pursuant to this Agreement.

         O. The definition of "Applicable Margin" in Section 5.1 of the Pre-Petition Credit Agreement is hereby amended by adding the following sentence at the end of such definition:

                  "Notwithstanding the foregoing and notwithstanding any provision to the contrary in Section 1.4 hereof or any other provision of this Agreement, at any time on or after the Petition Date, the Applicable Margin with respect to all DIP Revolving Loans and other Obligations incurred or advanced on or after the Petition Date shall equal three percent (3%)."

         P. The definition of "Eligible Inventory" in Section 5.1 of the Pre-Petition Credit Agreement is hereby amended by replacing subparagraph (m) thereof with the following:

                  "(m)     it is not "in-transit" Inventory, and

                  (n) it is otherwise deemed to be Eligible Inventory in the reasonable judgment of the Administrative Agent."

         Q. The definition of "Required Lenders" in Section 5.1 of the Pre-Petition Credit Agreement is hereby amended by adding the following sentence at the end of such definition:

                  "Notwithstanding the foregoing, at any time on or after the Petition Date, the term "Required Lenders" shall mean the DIP Lenders the total of whose (i) DIP Revolving Credit Commitments, plus (ii) outstanding Loans and interests in Letters of Credit as of the Petition Date, exceeds 50% of the sum of (x) the total DIP Revolving Credit Commitments of all DIP Lenders, plus (y) all outstanding Loans and interests in Letters of Credit of all Lenders as of the Petition Date."

         R. The definition of "Revolving Credit Commitment" in Section 5.1 of the Pre-Petition Credit Agreement is hereby amended by adding the following sentence at the end of such definition:

                  "Notwithstanding the foregoing, upon the commencement of the Bankruptcy Cases and at all times prior to the Assumption Agreement Effectiveness Date, the Revolving Credit Commitment of each Lender shall be deemed terminated, but from and after the Assumption Agreement Effectiveness Date, the Revolving Credit Commitment of each Lender shall mean such Lender's DIP Revolving Credit Commitment."

         S. Section 6.4 of the Pre-Petition Credit Agreement is hereby amended by amending and restating the first sentence thereof in its entirety as follows:

                  "From and after the Petition Date, the Borrower will use the proceeds of the Loans and other Collateral proceeds solely to fund (i) disbursements of the type and up to the amounts set forth in the Approved Budget (after giving effect to any Permitted Budget Variances), (ii) amounts constituting part of the Carve-Out and Approved Administration Expenses, in each case to the extent provided in the Financing Order, and (iii) repayment of any part of the Obligations."

         T. Section 6.6 of the Pre-Petition Credit Agreement is hereby amended by replacing the reference to "December 31, 2002" set forth therein with a reference to "the Petition Date."

         U. Section 6.14 of the Pre-Petition Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

                  "Section 6.14     Affiliate Transactions.
                                    ----------------------

                  Except as set forth in Section 8.15 hereof, no Designated Company is a party to any contract or agreement with any of its Affiliates except on terms and conditions which are no less favorable to such Designated Company than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other."

         V. Article 6 of the Pre-Petition Credit Agreement is hereby further amended by adding as new subsections 6.26, 6.27 and 6.28 thereof the following:

                  Section 6.26      Administrative Priority; Lien Priority.
                                    --------------------------------------

                  (a) From and after the entry of the Financing Order, and subject to the provisions thereof, the Obligations will constitute allowed administrative expenses in the Bankruptcy Cases having priority in payment over all other administrative expenses and unsecured claims against the Borrower and the other Designated Companies now existing or hereafter arising, of any kind or nature whatsoever (subject to the set asides or other provision for payment of amounts constituting part of the Carve-Out and amounts constituting Approved Administration Expenses), including, without limitation, all administrative expenses of the kind specified in, or arising or ordered under, sections 105, 326, 328, 330, 331, 503(b), 506(c), 507, 546(c), 726, 1114 or any other provision of the Bankruptcy Code, subject, as to priority, only to Prior Claims.

                  (b) From and after the entry of the Financing Order, and subject to the terms thereof, the Liens of the Administrative Agent on the Collateral shall be a valid and perfected first priority Liens, subject only to the Liens permitted under Section 8.8 hereof.

                  (c) From and after the entry of the Financing Order, such Financing Order is in full force and effect, and has not been reversed, modified, amended, stayed, vacated or subject to appeal absent the written consent of the Administrative Agent, the Required Lenders and the Borrower.

                  Section 6.27      Appointment of Trustee or Examiner.
                                    ----------------------------------

                  No order has been entered in any Bankruptcy Case (i) for the appointment of a chapter 11 trustee, (ii) for the appointment of an examiner with enlarged powers (beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code) under section 1106(b) of the Bankruptcy Code or (iii) to convert any Bankruptcy Case to a chapter 7 case or to dismiss any Bankruptcy Case (other than any Bankruptcy Case of any Foreign Debtor).

                  Section 6.28      Foreign Debtors.
                                    ---------------

                  With respect to any and all Receivables invoiced on letterhead of any Foreign Debtor and/or paid by the applicable account debtor to the order of such Foreign Debtor: (i) all such Receivables were and are generated from the sale by such Foreign Debtor of Inventory acquired by such Foreign Debtor from the Borrower, (ii) the Borrower was and is the sole source of Inventory for such Foreign Subsidiary, (iii) all such Receivables were and are included in the calculation of the Borrowing Base, (iv) to reimburse the Borrower for such Inventory provided to such Foreign Subsidiary, all payments on such Receivables by the respective account debtors were made directly to Borrower's collections lock box maintained at the Administration Agent, (v) all such Receivables payments were and are transferred from such lock box directly into the Concentration Account, (vi) all collection efforts on such Receivables were and are performed by Borrower, and (vii) Borrower is the sole provider of cash and other working capital to such Foreign Subsidiary. The aggregate book value of all Inventory owned, controlled or otherwise possessed (including, without limitation, on a consignment basis) by the Foreign Debtors is less than $400,000."

         W. Section 7.1 of the Pre-Petition Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

                  "Section 7.1      All Credit Events.
                                    -----------------

                  At the time of each Credit Event hereunder:

                  (a) each of the representations and warranties set forth herein and in the other Loan Documents, which, in accordance with
         Section 12.5 hereof, are made at and as of the time of such Credit Event, shall be and remain true and correct in all material respects as of said time, both before and after giving effect to such Credit Event, except to the extent the same (i) expressly relate to an earlier date or (ii) are not true and correct solely by virtue of the occurrence or continuance of an Existing Pre-Petition Default or the event or condition that gave rise to same;

                  (b) except for the Existing Pre-Petition Defaults, the Designated Companies shall be in compliance in all material respects with all of the terms and conditions hereof and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event; provided, however, that the Lenders (or the Administrative Agent, in the case of Revolving Loans made pursuant to Section 3.2(e) hereof), in their sole discretion, may continue to make advances with respect to a Credit Event notwithstanding the existence of any Default or Event of Default and any such advances so made shall not be deemed a waiver of any such Default or Event of Default;

                  (c) in the case of any Borrowing request under the Revolving Credit, after giving effect to such Borrowing, (i) the aggregate outstanding principal amount of all Revolving Loans (including DIP Revolving Loans) and outstanding L/C Obligations shall not exceed the sum of the Borrowing Base as then determined and computed in accordance with Section 1.1 hereof (as reduced by any reserves taken pursuant to Section 1.1 hereof) plus the DIP Overadvance Amount then in effect plus, in the Administrative Agent's sole discretion, any Permitted Overadvances then in effect, and (ii) the aggregate principal amount of all DIP Revolving Loans then outstanding shall not exceed the sum of all DIP Revolving Credit Commitments then in effect;

                  (d) in the case of a Borrowing, the Administrative Agent shall have received the notice required by Section 1.6 hereof, and in the case of the issuance of any Letter of Credit, the L/C Issuer shall have received a duly completed Application for such Letter of Credit together with any fees called for by Section 2.1 hereof, and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form reasonably acceptable to the L/C Issuer together with fees called for by Section 2.1 hereof;

                  (e) since the Petition Date, there shall have occurred no Material Adverse Effect and no event which may be expected to have a Material Adverse Effect; and

                  (f) such Credit Event shall not violate any order, judgment or decree of the Bankruptcy Court or any other court or other governmental authority, including, without limitation, the Financing Order, or any provision of law or regulation applicable to the Administrative Agent, L/C Issuer or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

                  Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit hereunder, shall be deemed to be a representation and warranty by the Borrower and each other Designated Company on the date of such Credit Event as to the facts specified in subsections (a) through (f), inclusive, of this Section."

         X. Section 8.5(a) of the Pre-Petition Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

                  "(a)     as soon as available, and in any event no later than
         the close of business on each Business Day, a consolidated Borrowing Base Certificate in the form attached hereto as Exhibit C showing the computation of the Borrowing Base (calculated in accordance with Section 1.1 hereof) in reasonable detail as of the close of business on the immediately preceding Business Day, together with such other information as is therein required, in each case prepared by the Borrower and certified to by the Borrower's chief financial officer or such other officer of the Borrower reasonably acceptable to the Administrative Agent;"

         Y. Section 8.5 of Pre-Petition Credit Agreement is hereby amended by amending and restating subsection (b) thereof in its entirety as follows:

                  "(b)     as soon as available, and in any event within 20 days
         after the last day of each calendar month, a consolidated Receivables and accounts payable aging and a consolidated Inventory stock status report (by major category of Inventory and by location of the relevant Inventory) and an aging of Franchise Inventory for the Designated Companies (separately listing the aggregate value of Franchise Inventory that is aged (i) less than or equal to 18 months from the date of last receipt, (ii) more than 18 months, but less than or equal to 36 months from the date of last receipt, and (iii) more than 36 months from the date of last receipt), each in form and scope reasonably satisfactory to the Administrative Agent and prepared by the Borrower and certified to by its chief financial officer or another officer of the Borrower reasonably acceptable to the Administrative Agent; provided, however, that for each calendar month ending on or after the Petition Date, the Borrower shall furnish such consolidated

         Receivables and accounts payable aging reports on a weekly basis as soon as available, and in any event within seven days following the end of each week;"

         Z. Section 8.6 of the Pre-Petition Credit Agreement is hereby amended by adding the following paragraph at the end of such Section:

                  "Without limiting any of the foregoing, from and after the Petition Date, Borrower hereby agrees to, and shall cause each other Designated Company to: (i) give Administrative Agent and its Representatives (defined below) access to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of Borrower and the other Designated Companies, (ii) furnish to Administrative Agent and its Representatives such financial, operating, property and sale related data and other information as such Persons shall reasonably request, and (iii) instruct Borrower's and any other Designated Company's employees, accountants, auditors, counsel, financial advisors (including, without limitation, Raymond James & Associates, Inc., RAS Management Advisors, Inc. and any other advisor retained by, or on behalf of, any Designated Company) and other representatives to fully cooperate with, and upon request regularly consult with, Administrative Agent and its Representatives in respect of the immediately preceding clauses (i) and
         (ii)), but in each case subject to the attorney-client and/or attorney work product privileges. For purposes of this Agreement, the term "Representatives" shall mean Administrative Agent's employees, agents, representatives, advisors, appraisal/liquidator firms and consultants, and any financial advisor, appraisal/liquidator firm and other consultant retained by Administrative Agent's counsel to assist in the representation of Administrative Agent (including, without limitation, Giuliani Capital Advisors and its members, employees and other representatives)."

         AA.      Section 8.7 of the Pre-Petition Credit Agreement is hereby amended by adding the following sentence to the end of such Section:

                  "Notwithstanding any provision to the contrary set forth in this Agreement, the exceptions set forth in subsections 8.7(b), (d),
         (f), (g), (h), (k), (l) and (m) hereof shall not apply to any Indebtedness for Borrowed Money or any other indebtedness or obligation of the Borrower or any other Designated Company incurred on or after the Petition Date."

         BB.      Section 8.7 of the Pre-Petition Credit Agreement is hereby further amended by amending and restating the last paragraph of such Section in its entirety as follows:

                  "Notwithstanding the foregoing, no Designated Company other than the Borrower shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness (including without limitation trade payables and accounts), including all types of indebtedness and obligations otherwise permitted under this Section 8.7, except intercompany indebtedness owing to the Borrower to the extent permitted under the Financing Order."

         CC.      Section 8.8 of the Pre-Petition Credit Agreement is hereby amended by adding the following sentence to the end of such Section:

                  "Notwithstanding any provision to the contrary set forth in this Agreement, the exceptions set forth in subsections 8.8(d), (e),
         (h) and (i) hereof shall not apply to any Lien granted or otherwise arising on or after the Petition Date."

         DD.      Section 8.8 of the Pre-Petition Credit Agreement is hereby further amended by amending and restating subsection (j) thereof as follows, and adding as a new subsection (k) thereof, the following:

                  "(j)     the Liens granted in favor of the Administrative
         Agent to secure the Obligations pursuant to the Collateral Documents and the Financing Order; and

                  (k) set asides or other provision for payment of amounts constituting part of the Carve-Out and amounts constituting Approved Administration Expenses, in each case, to the extent permitted under the Financing Order."

         EE.      Section 8.9 of the Pre-Petition Credit Agreement is hereby amended by adding the following sentence to the end of such Section:

                  "Notwithstanding any provision to the contrary set forth in this Agreement, the exceptions set forth in subsections 8.9(b)-(e), (f) (solely as it relates to investments, loans, acquisitions and advances to any Foreign Debtor), (g) - (j), (l), (n) and (o) hereof shall not apply to any investments, loans, advances or acquisitions made on or after the Petition Date."

         FF.      Section 8.10 of the Pre-Petition Credit Agreement is hereby amended by adding the following sentence to the end of such Section:

                  "Notwithstanding any provision to the contrary set forth in this Agreement, the exceptions set forth in subsections 8.10(a) (solely as it relates to any lease, but not sale, of Inventory in the ordinary course of business), (c) and (d) hereof (and the corresponding obligation of Administrative Agent to release its Liens on the subject Property set forth in the last sentence of Section 8.10 hereof) shall not apply to any merger, consolidation, sale, transfer, lease or other disposal of Property on or after the Petition Date."

         GG.      Section 8.12 of the Pre-Petition Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

                  "No Designated Company shall (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests (including, without limitation, any payments in respect of stock appreciation rights and common stock equivalents), (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants or options to acquire the same, other than the retirement of the stock by a Designated Company (other than the Borrower) in connection with its liquidation and dissolution or other termination to the extent permitted by or consistent with Section 8.1 in a cashless transaction, or (c) pay consulting, management, or other similar fees to their Affiliates (collectively, "Restricted Payments"); provided, however, that the foregoing shall not operate to prevent the making of dividends or distributions by any Subsidiary of a Designated Company to such Designated Company."

         HH.      Section 8.15 of the Pre-Petition Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

                  "No Designated Company shall enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to such Designated Company than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other, or pay any consulting, management or similar fees to any officer, stockholder, director or Affiliate of any Designated Company, except that (i) the Borrower or any other Designated Company may transfer Inventory at cost to any other Designated Company at the time of shipment thereof to a customer of such Designated Company; and (ii) subject to the terms of this Agreement and the Financing Order, the Borrower may transfer Inventory at "cost plus" to any Foreign Debtor in the ordinary course of its business consistent with its recent past practice."

         II. Section 8.17 of the Pre-Petition Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

                  "Except for Subsidiaries existing on the Assumption Agreement Effectiveness Date, no Designated Company shall form or acquire any other Subsidiary."

         JJ.      Section 8.21 of the Pre-Petition Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

                  "No Designated Company shall incur, or increase the amount of, any Subordinated Debt from and after the Petition Date."

         KK.      Section 8.22 of the Pre-Petition Credit Agreement is hereby amended by making the financial covenants set forth in subsections (a) - (f) and
(h) thereof inapplicable to any time period beginning on or after the Petition Date.

         LL.      Section 8.25 of the Pre-Petition Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

                  "Section 8.25     Inventory Purchases.
                                    -------------------

                  From and after the Petition Date, (i) no Designated Company (other than the Borrower) shall, or shall permit any Foreign Debtor to, at any time purchase or otherwise acquire any Inventory from any Person (other than from Borrower to the extent permitted under Section 8.15 hereof); and (ii) Borrower shall not at any time purchase or otherwise acquire any Inventory from any Person except in accordance with the terms of this Agreement and the Financing Order."

         MM.      Section 8.28 of the Pre-Petition Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

                  "The Borrower irrevocably agrees and consents to Administrative Agent engaging (and thereafter continuing to retain) at the expense of the Borrower, one or more appraisal/liquidation firms satisfactory to the Administrative Agent, to promptly prepare and deliver a written appraisal/liquidation proposal of all or any portion of the Collateral based on assumptions and standards reasonably acceptable to the Administrative Agent; provided, however, that the aggregate amount of all such expenses in excess of the aggregate amounts budgeted for Administrative Agent expenses in the Approved Budget and the Approved Administration Expenses shall be immediately due and payable on the Termination Date (immediately prior to the termination of the DIP Revolving Credit Commitments) (and, for the avoidance of doubt, all such fees and reimbursable expenses shall constitute Obligations and, as the case may be, Pre-Petition Indebtedness or DIP Indebtedness, and shall otherwise be subject to the terms and conditions of the Loan Documents and the Financing Order). The rights provided to the Administrative Agent in this Section 8.28 shall be in addition to all other rights and remedies available to the Administrative Agent and the Lenders under the Loan Documents and applicable law."

         NN.      Section 8 of the Pre-Petition Credit Agreement is hereby
further amended by adding as a new subsection 8.29 thereof the following:

                  "Section 8.29 Sale Process Covenants. Subject to the provisions of subsection 8.29(m) below, the Borrower shall, and shall cause each other Designated Company and Foreign Debtor to, sell on or before June 8, 2007, pursuant to section 363 and/or other applicable provisions of the Bankruptcy Code and other applicable laws, all or a substantial portion of their respective assets and Property to the Successful Bidder pursuant to the terms of the Successful Bidder Purchase Agreement (as each such term is defined below) in accordance with bidding and auction procedures acceptable to Administrative Agent and Required Lenders and approved by the Bankruptcy Court (the "Section 363 Sale"). Without limiting the generality of the foregoing:

                  (a) at all times through the consummation of a Section 363 Sale, Borrower shall continue to retain (and take all actions necessary in the Bankruptcy Cases to retain) Raymond James & Associates, Inc. or another investment banking firm proposed by the Borrower and acceptable to the Administrative Agent (the "Investment Bank"), in either case on terms and conditions acceptable to Administrative Agent (it being understood and agreed that the retention of Raymond James & Associates, Inc. pursuant to that certain engagement letter with the Borrower, dated April 24, 2007 (as in effect on the Assumption Agreement Effectiveness Date or as subsequently amended with the prior written consent of Administrative Agent), is deemed acceptable to the Administrative Agent), to assist and advise the Borrower and other Designated Companies regarding all aspects of the sale process;

                  (b) on the Petition Date, the Debtors shall file a motion pursuant to section 363 and other applicable provisions of the Bankruptcy Code, in form and substance satisfactory to the Administrative Agent and the Required Lenders, seeking Bankruptcy Court approval of the Section 363 Sale, and of auction and bidding procedures with respect to the Section 363 Sale (the "Bidding Procedures") that are satisfactory to Administrative Agent and Required Lenders (the "Sale Motion");

                  (c) on or prior to the Petition Date, the Debtors shall have prepared and delivered to the Administrative Agent a form of definitive purchase agreement with respect to the Section 363 Sale that is in form and substance satisfactory to the Administrative Agent and Required Lenders (the "Form Purchase Agreement");

                  (d) on or prior to May 1, 2007, the Bankruptcy Court shall have entered an order, in form and substance satisfactory to the Administrative Agent and the Required Lenders, approving the Bidding Procedures (the "Bidding Procedures Order");

                  (e) within one Business Day following entry of the Bidding Procedures Order, the Debtors shall deliver to all known prospective purchasers copies of the Bidding Procedures Order and the Form Purchase Agreement to be marked up and returned to the Debtors as part of any Qualifying Bid (as defined below);

                  (f) the Debtors shall establish (and the Bidding Procedures Order shall provide) May 28, 2007 as the deadline for prospective purchasers to (i) complete all due diligence and (ii) submit a definitive purchase agreement and any related purchase documents setting forth all of the terms and conditions of a legally binding bid for the purchase of all or a substantial portion of the Debtors' assets, together with redlined copies of such definitive purchase documents marked against the applicable Form Purchase Agreement (each, a "Qualified Bid");

                  (g) on or prior to May 30, 2007, the Debtors shall have completed negotiations with the prospective purchasers that submitted Qualified Bids (each, a "Qualified Bidder") with respect to the terms and conditions of such Qualified Bids and shall have selected a Qualified Bid acceptable to the Administrative Agent and Required Lenders in their sole discretion (unless, in Administrative Agent's judgment, it provides for the payment of all Obligations in full in cash in accordance with the terms of this Agreement) to become the "stalking horse bid" and/or opening bid at the auction pursuant to the terms of the Bidding Procedures Order (the "Opening Bid"); provided, that no Designated Company shall seek authority from the Bankruptcy Court to provide such bidder any bid protections (including, without limitation, any expense reimbursement or break-up fee) without the prior written consent of Administrative Agent and Required Lenders;

                  (h)      on or prior to June 1, 2007, the Debtors shall have
         (i) conducted and concluded an auction with respect to the sale of the Debtors' assets in accordance with the terms of the Bidding Procedures Order, and (ii) selected a Qualified Bid received at such auction as the highest or otherwise best offer to purchase all or a substantial portion of the Debtor's assets, which Qualified Bid shall be acceptable to Administrative Agent and Required Lenders in their sole discretion unless, in Administrative Agent's judgment, it provides for the payment of all Obligations in full in cash in accordance with the terms of this Agreement (such Qualified Bid, as reflected in the tendered purchase agreement, the "Successful Bidder Purchase Agreement," and the Person making such Qualified Bid, the "Successful Bidder");

                  (i) on or prior to June 5, 2007, the Bankruptcy Court shall have held a final hearing on the Sale Motion (the "Sale Hearing") and entered an order, in form and substance satisfactory to the Administrative Agent and the Required Lenders, granting the Sale Motion and authorizing and approving the transactions contemplated by the Successful Bidder Purchase Agreement (the "Sale Order");

                  (j) on or prior to June 8, 2007, the Debtors shall have consummated the transactions contemplated by the Successful Bidder Purchase Agreement in accordance with the terms thereof and of the Sale Order;

                  (k) the Debtors (i) shall cause the Successful Bidder Purchase Agreement to remain in full force and effect in all respects at all times until the consummation of the transactions contemplated thereby (without any amendments or other modifications thereto as to which the Administrative Agent acting at the direction of the Required Lenders has not given its prior written consent), (ii) shall comply, and shall cause the Foreign Debtors to comply, with all of the provisions of the Successful Bidder Purchase Agreement and the Sale Order, and shall satisfy, and shall cause the Foreign Debtors to satisfy, all conditions precedent to the obligation of the Successful Bidder to consummate the transactions contemplated by the Successful Bidder Purchase Agreement, (iii) shall not amend, supplement or otherwise modify any of the terms of the Successful Bidder Purchase Agreement or any of the agreements, instruments or documents relating thereto, without the prior written consent of the Administrative Agent acting at the direction of the Required Lenders, (iv) shall not exercise any right to terminate, or execute and deliver or otherwise provide any waivers or consents with respect to the Successful Bidder Purchase Agreement or any of the agreements, instruments or documents relating thereto, without the prior written consent of the Administrative Agent acting at the direction of the Required Lenders, and (v) promptly after receipt of same, provide to Administrative Agent copies of all notices and other written communications from, or on behalf of, the Successful Bidder to any Debtor;

                  (l) the Debtors shall, and shall cause Investment Bank to, (i) meet at such reasonable times during normal business hours and as often as may be reasonably requested with the Administrative Agent and the Lenders and their respective Representatives, to answer questions related to the sale process, and (ii) provide updates and deliver such written materials as reasonably may be requested by Administrative Agent or any Lender relating to the sale process, or any proposed sale transaction or any indication of interest or other offer from any prospective purchaser. In addition, on a weekly basis from and after the Petition Date through the consummation of the Section 363 Sale, the Designated Companies shall, or shall cause Investment Bank to, prepare and deliver to Administrative Agent and the Lenders a report, in form and substance acceptable to Administrative Agent, on the status and progress of the sale process. Without limiting the foregoing, the Designated Companies shall, and shall cause Investment Bank to, provide the Administrative Agent, the Lenders and their respective designees copies of all material reports, analyses and other materials related to the sale process (including, without limitation, any and all confidential memoranda or other work product provided to any Designated Company by Investment Bank). Notwithstanding anything in this subsection 8.29(l) to the contrary, neither the Designated Companies nor Investment Bank shall be required to disclose, except as otherwise required by applicable law, any information that is protected by the attorney-client and/or attorney work product privileges.

                  (m) Nothing herein or in any other Loan Document shall require, or be construed as requiring, any of Administrative Agent or any Lender to consent to any Opening Bid, any Section 363 Sale or any other Disposition of assets or Property (except to the extent expressly permitted under Section 8.10 hereof), which consent the Administrative Agent and each Lender have the absolute right to withhold in their respective sole and absolute discretion unless and until the Obligations are repaid and otherwise satisfied in full in cash in accordance with the terms hereof.

                  Notwithstanding any of provision to the contrary set forth in this subsection 8.29, Administrative Agent (acting in its sole discretion or at the direction of the Required Lenders in their sole discretion) may extend any of the time periods and deadlines set forth above (other than the deadline set forth in subsection 8.29(j)); provided, that no such extension shall be effective unless and until agreed to in writing by the Administrative Agent."

         OO.      Section 8 of the Pre-Petition Credit Agreement is hereby
further amended by adding as a new subsection 8.30 thereof the following:

                  "Section 8.30 Post-Petition Date Reporting Requirements. In addition to, and not in lieu of, all other reports, documents and other information required to be delivered by any Designated Company to Administrative Agent under this Agreement, on Friday of each week, the Borrower shall deliver to the Administrative Agent a weekly report, in form and substance reasonably satisfactory to the Administrative Agent and signed by an Authorized Representative of Borrower (the "Weekly Variance Report"), reflecting, on a line item basis, (i) the actual cash receipts and cash disbursements for the seven day period ending on the immediately preceding Friday, the percentage variance of such actual results from the budgeted amounts reflected in the Approved Budget for such period and for the cumulative post-Petition Date period ending at the end of such seven day period, and a reasonably detailed explanation of each material variance; and (ii) the actual payments made in respect of Approved Administration Expenses for the seven day period ending on the immediately preceding Friday, and the remaining budgeted amount of each category of Approved Administration Expenses after deducting such payments."

         PP.      Section 8 of the Pre-Petition Credit Agreement is hereby
further amended by adding as new subsections 8.31, 8.32, 8.33 and 8.34 thereof the following:

                  "Section 8.31 Repayment of Indebtedness. Except pursuant to a confirmed plan of reorganization or liquidation and except as specifically permitted hereunder or as otherwise agreed to in writing by Administrative Agent and Required Lenders in their sole discretion, Borrower shall not, and shall cause the other Designated Companies not to, make any payment or transfer with respect to any Lien or indebtedness incurred or arising prior to the Petition Date that is subject to the automatic stay provisions of the Bankruptcy Code whether by way of "adequate protection" under the Bankruptcy Code or otherwise. Without limiting the generality of the foregoing, Borrower shall not make, and shall cause the other Designated Companies not to make, any pre-petition "critical vendor" payments or any pre-petition or post-petition employee retention, incentive, severance or similar payments ("KERP Payments") except in amounts and on other terms and conditions that (i) are approved by order of the Bankruptcy Court, and
         (ii) are consented to in writing by the Administrative Agent acting at the direction of the Required Lenders.

                  Section 8.32 Reclamation Claims. Borrower shall not, and shall cause the other Designated Companies not to, enter into any agreement to return any inventory to any creditor for application against any pre-Petition Date indebtedness, pre-Petition Date trade payables or other pre-Petition Date claims under section 546(h) of the Bankruptcy Code or otherwise, or allow any creditor to take any setoff or recoupment against any of Borrower's or any other Designated Company's pre-Petition Date indebtedness, pre-Petition Date trade payables or other pre-Petition Date claims based upon any such return pursuant to section 553(b)(1) of the Bankruptcy Code or otherwise, except in amounts and on other terms and conditions that (i) are approved by order of the Bankruptcy Court, and (ii) are consented to in writing by the Administrative Agent acting at the direction of the Required Lenders.

                  Section 8.33 Chapter 11 Claims. Borrower shall not, and shall cause the other Designated Companies not to, incur, create, assume, suffer to exist or permit any other super-priority administrative claim which is pari passu with, or senior to, the claims of any or all of the Administrative Agent and Lenders against any or all of the Borrower and the other Designated Companies.

                  Section 8.34  Limitations on Product Vendor Purchases.
                                ---------------------------------------

                  In addition to, and not in lieu of, any other limitations on the use of Loan proceeds and Collateral proceeds set forth herein and in the Financing Order (including, without limitation, the limitations imposed by the Approved Budget), Borrower shall only make payments to product vendors if, and to the extent, all Inventory being purchased by Borrower from such product vendor: (i) is either in stock with such product vendor as of the date the applicable order is placed or can be shipped by such product vendor to the Borrower (so as to be received by Borrower) within six (6) Business Days of the date the applicable order is placed; and (ii) (ii) as of the date such order is placed, such Inventory is subject to existing customer purchase orders and can be shipped to such customers within two (2) Business Days of receipt by Borrower; provided, however, that if Inventory purchased by Borrower is, prior to delivery to a customer, subject to the completion of services provided to Borrower by a provider of value-added services, then such provider of value-added services shall be deemed to be an additional product vendor with respect to such Inventory and Borrower shall have no obligation to ship such Inventory to its customer until two (2) Business Days after receipt from such provider of value-added services."

         QQ.      Section 9.1 of the Pre-Petition Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

                  "Section 9.1      Events of Default.
                                    -----------------

                  Notwithstanding the provisions of section 362 of the Bankruptcy Code and without notice, application or motion to, hearing before, or order of, the Bankruptcy Court or any notice to any or all of the Borrower or the other Designated Companies, and subject to the provisions of Section 9.2 hereof and the Administrative Agent's and Lenders' obligation to forbear in respect of the Existing Pre-Petition Defaults pursuant to Section 2 of the Assumption Agreement, any one or more of the following shall constitute an "Event of Default" hereunder:

                  (a) default in the payment when due of all or any part of the principal of or interest on any Loans (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation or of any fee or other Obligation payable hereunder or under any other Loan Document;

                  (b) default in the observance or performance of any covenant set forth in Sections 4.2, 4.5, 8.1, 8.4, 8.6-8.12 (inclusive), 8.15, 8.21-8.22 (inclusive), 8.25-8.26 (inclusive) or
         8.28-8.29 (inclusive), 8.31-8.34 (inclusive) hereof or of any provision in this Agreement dealing with the use, disposition or remittance of the proceeds of Collateral or requiring the maintenance of insurance thereon;

                  (c) default in the observance or performance of any covenant set forth in (i) Section 8.5(a), Section 8.5(n), or Section
         8.30 hereof, which failure continues for 2 days after the occurrence thereof; (ii) Section 8.5(b) hereof, which failure continues for 3 days after the occurrence thereof; (iii) Section 8.5(c), (d), (e) or (f) hereof, which failure continues for 5 days after the occurrence thereof; (iv) Section 8.28 hereof, which failure continues for 10 days after the occurrence thereof; or (v) any provision hereof other than as set forth in clause (b) above or subclauses (i), (ii), (iii) or (iv) of this clause (c), which is not remedied within 15 days after the occurrence thereof;

                  (d) any material representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;

                  (e) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, which continues beyond any cure or grace period set forth therein, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Administrative Agent in the Collateral or any material part thereof except as expressly permitted by the terms thereof and the Financing Order, or any

         Designated Company takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder;

                  (f) except to the extent permitted or excused by the Bankruptcy Code, any default shall occur and be continuing under any Indebtedness for Borrowed Money issued, assumed or guaranteed by any Designated Company aggregating in excess of $1,000,000, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

                  (g) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes shall be entered or filed against any Designated Company, or against any of its Property, in an aggregate amount for all Designated Companies and their Property in excess of $1,000,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days;

                  (h) any Designated Company, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of $500,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $1,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any Designated Company, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any Designated Company, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

                  (i) any Designated Company is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or a material part of its business affairs and such event could be reasonably likely to have a Material Adverse Effect;

                  (j) any loss, theft, substantial damage or destruction of any item or items of Collateral shall occur if (i) the amount of such loss with respect to which the insurer has not within 30 days accepted liability exceeds $1,000,000 in the aggregate or (ii) such loss results in an interruption of the business of any Designated Company which would reasonably be expected to have a Material Adverse Effect;

                  (k) there shall be instituted in any court criminal proceedings against any Designated Company or any Designated Company shall be indicted for any crime, in either case for which forfeiture of a material amount of its Property is a potential penalty;

                  (l) Bruce Goldberg shall cease to function as a senior management officer of the Borrower, unless he is replaced within 120 days with a Person satisfactory to the Administrative Agent in its reasonable judgment;

                  (m)      an event shall occur which has a Material Adverse
         Effect; or

                  (o) the occurrence of any of the following in any Bankruptcy Case:

                           1. the bringing of a motion, taking of any action or the filing of any plan of reorganization or disclosure statement attendant thereto by Borrower or any other Designated Company in any Bankruptcy Case:
                           (i) to obtain additional financing under section 364(c) or (d) of the Bankruptcy Code not otherwise permitted pursuant to this Agreement; (ii) to grant any Lien (other than any Lien permitted under Section
                           8.8 hereof) upon or affecting any Collateral; (iii) except as provided in the Financing Order, to use cash collateral of Administrative Agent or any Lender under section 363(c) of the Bankruptcy Code without the prior written consent of the Administrative Agent acting at the direction of the Required Lenders; or
                           (iv) any other action or actions adverse to the Administrative Agent and the Lenders or their rights and remedies hereunder or their interest in the Collateral;

                           2. the filing of any plan of reorganization or liquidation or disclosure statement attendant thereto, or any direct or indirect amendment to such plan or disclosure statement by Borrower or any other Designated Company or any other Person to which the Administrative Agent, acting at the direction of the Required Lenders, does not consent or otherwise agree to the treatment of their claims;

                           3.       the entry of an order in any of the
                           Bankruptcy Cases confirming a plan or plans of reorganization or liquidation that does not contain a provision for termination of all financing commitments hereunder and repayment in full in cash of all of the Obligations under this Agreement on or before the effective date of such plan or plans;

                           4.       the entry of any order amending,
                           supplementing, staying, vacating or otherwise modifying any Loan Document, the Interim Financing Order, the Final Financing Order, the Sale Order or the Bidding Procedures Order in any material respect, in each case without the written consent of the Administrative Agent acting at the direction of the Required Lenders, or the filing of a motion for reconsideration with respect to any of the Interim Financing Order, the Final Financing Order, the Bidding Procedures Order or the Sale Order;

                           5. the Final Financing Order is not entered by the Bankruptcy Court by the earlier of (x) May 25, 2007, or such later date as Administrative Agent (acting at the direction of the Required Lenders in their sole discretion) may consent to in writing or
                           (y) immediately following the expiration of the Interim Financing Order;

                           6. the Bidding Procedures Order is not entered by the Bankruptcy Court by May 1, 2007;

                           7. the Sale Order is not entered by the Bankruptcy Court by June 5, 2007;

                           8. the payment of, or application for authority to pay, any pre-petition claim without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders), unless otherwise permitted under this Agreement or under "first-day" orders acceptable to the Administrative Agent and the Required Lenders (including, without limitation, any "critical vendor" payments or KERP Payments);

                           9.       the allowance of any claim or claims under
                           section 506(c) of the Bankruptcy Code or otherwise against any or all of the Administrative Agent and the Lenders, their respective claims or any of their Collateral, or the filing of any motion or application seeking allowance of any such claim;

                           10. the appointment of an interim or permanent trustee in any Bankruptcy Case or the appointment of a receiver or an examiner in any Bankruptcy Case with expanded powers to operate or manage the financial affairs, the business, or reorganization of Borrower or any other Designated Company;

                           11. except as expressly permitted by Section 8.10, the sale or other disposition, without the Administrative Agent's and Required Lenders' consent, of any Collateral through a sale under section 363 of the Bankruptcy Code, a confirmed plan of reorganization or liquidation in the applicable Bankruptcy Cases or otherwise;

                           12. the dismissal of any Bankruptcy Case or the conversion of any Bankruptcy Case from one under chapter 11 to one under chapter 7 of the Bankruptcy Code, or Borrower or any other Designated Company shall file a motion or other pleading seeking the dismissal of any Bankruptcy Case under section 1112 of the Bankruptcy Code or otherwise;

                           13. the entry of an order by the Bankruptcy Court granting relief from or modifying the automatic stay of section 362 of the Bankruptcy Code (i) to allow any creditor (other than Administrative Agent and the Lenders) to execute upon or enforce a Lien on any Collateral, or (ii) with respect to any Lien of or the granting of any Lien on any Collateral to any state or local environmental or regulatory agency or authority, which in either case would have a Material Adverse Effect;

                           14. the assertion of or joinder in any claim, counterclaim, action, proceeding, application, motion, objection, defense or other contested matter, the purpose of which is to seek or the result of which would be to obtain any order, judgment, determination, declaration or similar relief (i) invalidating, setting aside, avoiding or subordinating, in whole or in part, the Obligations or Administrative Agent's Liens on Collateral, (ii) for monetary, injunctive or other affirmative relief against any or all of the Administrative Agent and the Lenders or any Collateral, or (iii) preventing, hindering or otherwise delaying the exercise by any or all of the Administrative Agent and the Lenders of any of their respective rights and remedies under the Financing Order, the Loan Documents or applicable law, or the enforcement or realization (whether by foreclosure, credit bid, further order of the Bankruptcy Court or otherwise) by Administrative Agent or any Lender upon any Collateral;

                           15. the commencement of any other suit or action against Administrative Agent or any Lender and, as to any suit or action brought by any Person other than Borrower or any other Designated Company or any officer or employee of Borrower or any other Designated Company, the continuation thereof without dismissal for thirty (30) days after service thereof on Administrative Agent or such Lender, that asserts or seeks by or on behalf of Borrower or any other Designated Company, the United States Environmental Protection Agency, any state environmental protection or health and safety agency, any official committee in any Bankruptcy Case or any other party in interest in any of the Bankruptcy Cases, a claim (i) in excess of $50,000, (ii) that would otherwise have a Material Adverse Effect, or (iii) that would otherwise have a material adverse effect on the rights and remedies of Administrative Agent or any Lender under any Loan Document or the collectibility of all or any portion of the Obligations;

                           16. the entry of an order in any Bankruptcy Case avoiding or requiring disgorgement of any portion of any payment made on account of the Obligations owing under this Agreement or any of the other Loan Documents, whether such payment was made prior to, on or after the Petition Date;

                           17. the failure of Borrower or any other Designated Company to perform any of its obligations under the Interim Financing Order or the Final Financing Order;

                           18. the entry of an order granting, approving or allowing, or the filing by Borrower or any other Designated Company of any motion or application seeking the entry of an order granting, approving or allowing, in any of the Bankruptcy Cases, any other super-priority administrative claim or Lien pari passu with, or superior to, the Liens and super-priority administrative claims granted to any or all of the Administrative Agent and Lenders under the Financing Order and other Loan Documents; and

                           19.      the entry of any order amending,
                           supplementing, staying, vacating or otherwise modifying the Bidding Procedures Order or the Sale Order in any material respect without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders) or the filing by any Designated Company of any motion or application seeking the entry of any such order without the prior written consent of the Administrative Agent acting at the direction of the Required Lender.

         RR.      Section 9.2 of the Pre-Petition Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

                  "Section 9.2 Non-Bankruptcy Defaults. If an Event of Default shall have occurred and shall be continuing, and subject to the provisions of the Financing Order:

                  (a) The Administrative Agent shall, by written notice to the Borrower: (i) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (ii) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (iii) if so directed by the Required Lenders, demand that the Borrower immediately pay to the Administrative Agent 105% of the full amount then available for drawing under each or any Letter of Credit, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Administrative Agent, after giving notice to the Borrower of the occurrence of any Event of Default, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

                  (b) As provided in the Financing Order, if Administrative Agent and Lenders are entitled, and have elected in accordance with the provisions hereof and of the Financing Order, to enforce Administrative Agent's Liens or exercise any other default-related rights and remedies under the Loan Documents or applicable law, and provided that Administrative Agent and Lenders in their sole discretion have made available to the Designated Companies (through additional post-petition loans or by consenting to Designated Companies' use of cash collateral) sufficient funds to pay the reasonable and necessary costs thereof, if any, the Designated Companies shall cooperate with Administrative Agent and the Lenders in connection with such enforcement action by, among other things, (i) providing access to the Designated Companies' premises to representatives of the Administrative Agent and the Lenders (including any collateral liquidator or consultant retained by, or on behalf of, Administrative Agent), (ii) providing Administrative Agent and the Lenders and their representatives access to the Designated Companies' books and records and any information or documents requested by Administrative Agent, Lenders or their representatives, (iii) performing all other obligations set forth in the Loan Documents, and
         (iv) taking reasonable steps to safeguard and protect the Collateral until Administrative Agent and the Lenders can make adequate provision to protect and safeguard the Collateral, and Designated Companies shall not otherwise interfere or encourage others to interfere with the Administrative Agent's and the Lenders' enforcement of their rights and remedies. In addition, at any time after the Administrative Agent and Lenders are entitled to relief from the automatic stay under the Financing Order or otherwise, and have elected in accordance with the provisions hereof to enforce Administrative Agent's Liens or exercise any other default-related remedies, and provided that Administrative Agent and the Lenders in their sole discretion have made available to the Designated Companies (through additional post-petition loans or by consenting to the Designated Companies' use of cash collateral) sufficient funds to pay the reasonable and necessary costs thereof, the Designated Companies shall, at the written request of the Administrative Agent, sell or otherwise dispose of any or all of the Collateral on terms and conditions acceptable to Administrative Agent and Required Lenders in their sole discretion, and in connection thereof to file the appropriate section 363 and related motions and obtain approval of the Bankruptcy Court for each such sale or other disposition, and shall promptly turn over the proceeds of such sale(s) or other disposition(s) to the Administrative Agent for application to the Indebtedness in accordance with the provisions of the Loan Documents and the Financing Order.

                  (c) Upon acceleration of the Obligations as provided in subsection (a) of this Section 8.2, the Administrative Agent, upon request of the Required Lenders, shall have the right to the appointment of a receiver for the properties and assets of the Borrower and the other Designated Companies, and the Borrower, for itself and on behalf of the other Designated Companies, hereby consents to such rights and such appointment and hereby waives any objection the Borrower or any other Designated Company may have thereto or the right to have a bond or other security posted by the Administrative Agent on behalf of the Lenders and the L/C Issuer, in connection therewith.

                  (d) The rights and remedies of the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive."

         SS.      Section 12.8 of the Pre-Petition Credit Agreement is hereby amended by inserting therein the following provision immediately after the address block for Bilzin Sumberg Baena Price & Axelrod LLP and before the paragraph beginning with the words "Each such notice, request or other communication . . ."

                  "and with a copy to:

                        Squire, Sanders & Dempsey L.L.P
                        312 Walnut Street, Suite 3500
                        Cincinnati, OH  45202
                        Attention: Stephen D. Lerner, Esq.
                        Telephone: (513) 361-1220
                        Facsimile: (513) 361-1201"

         TT.      The Master Corporate Guaranty, dated as of May 14, 2003 (as amended, restated or otherwise modified from time to time, the "Domestic Subsidiary Guaranty"), by and among each Designated Company (other than AASI Canada) and Administrative Agent, is hereby amended by adding the following sentence to the conclusion of the second paragraph thereof:

                  "Notwithstanding any provision herein to the contrary, the Borrower Obligations that are unconditionally guaranteed by each Guarantor hereunder shall include, without limitation, any and all DIP Indebtedness (as such term is defined in the Credit Agreement) incurred by the Borrower pursuant to the terms of the Assumption Agreement (as defined in the Credit Agreement) subsequent to the commencement of a bankruptcy case under chapter 11 of the Bankruptcy Code (as defined in the Credit Agreement). Each Borrower Obligation shall rank pari passu with each other Borrower Obligation."

         UU.      The Corporate Guaranty and Covenant, dated as of May 14, 2003
(as amended, restated or otherwise modified from time to time, the "AASI Canada Guaranty"), by and among AASI Canada and Administrative Agent, is hereby amended by adding the following sentence to the conclusion of the second paragraph thereof:

                  "Notwithstanding any provision herein to the contrary, the Borrower Obligations that are unconditionally guaranteed by Covenantor hereunder shall include, without limitation, any and all DIP Indebtedness (as such term is defined in the Credit Agreement) incurred by the Borrower pursuant to the terms of the Assumption Agreement (as defined in the Credit Agreement) subsequent to the commencement of a bankruptcy case under chapter 11 of the Bankruptcy Code (as defined in the Credit Agreement). Each Borrower Obligation shall rank pari passu with each other Borrower Obligation."

         VV. The Security Agreement, dated as of May 14, 2003, by and between the Borrower and the Administrative Agent (as amended, restated or otherwise modified from time to time, the "Borrower Security Agreement"), is hereby amended by adding the following new paragraph to the conclusion of
Section 2 thereof:

                  "Borrower hereby confirms its grant to Administrative Agent, for the benefit of Administrative Agent, L/C Issuer and the Lenders, of a continuing perfected Lien on and security interest in the Collateral hereunder and pursuant to the Pre-Petition Credit Documents (as defined in the Credit Agreement), as security for the Obligations. Borrower further confirms that the security interests granted hereunder and in the Pre-Petition Credit Documents extend to all Collateral, whether arising or acquired prior to, on or after the Petition Date (as defined in the Credit Agreement) and secure all Obligations, whether arising prior to, on or after the Petition Date, including, without limitation, the DIP Indebtedness (as defined in the Credit Agreement). Furthermore, Borrower hereby acknowledges and consents to the grant of all Liens and super-priority administrative claims in favor of Administrative Agent, for the benefit of itself and the Lenders, pursuant to the Financing Order."

         WW.      The Security Agreement, dated as of May 14, 2003, by and among each Designated Company (other than Borrower) and Administrative Agent (as amended, restated or otherwise modified from time to time, the "Subsidiary Security Agreement"), is hereby amended by adding the following new paragraph to the conclusion of Section 2 thereof:

                  "Each Debtor hereby confirms its grant to Administrative Agent, for the benefit of Administrative Agent, L/C Issuer and the Lenders, of a continuing perfected Lien on and security interest in such Debtor's Collateral hereunder and pursuant to the Pre-Petition Credit Documents (as defined in the Credit Agreement), as security for the Obligations. Each Debtor further confirms that the security interests granted hereunder and in the Pre-Petition Credit Documents extend to all such Debtor's Collateral, whether arising or acquired prior to, on or after the Petition Date (as defined in the Credit Agreement) and secure all Obligations, whether arising prior to, on or after the Petition Date, including, without limitation, the DIP Indebtedness (as defined in the Credit Agreement). Furthermore, each Debtor hereby acknowledges and consents to the grant of all Liens and super-priority administrative claims in favor of Administrative Agent, for the benefit of itself and the Lenders, pursuant to the Financing Order."

         XX. Section 1 of each Pledge Agreement is hereby amended by adding the following new paragraph to the conclusion thereof:

                  "Each Pledgor hereby confirms and agrees that the Pledged Collateral secures all of the Obligations under the Credit Agreement, including, without limitation, all DIP Indebtedness (as defined in the Credit Agreement), and hereby grants a first priority Lien on the Pledged Collateral to Agent (for the benefit of itself, the L/C Issuer and the Lenders) as collateral for all of the Obligations, which Lien shall be subject only to the Prior Claims. Each Pledgor's respective Subsidiaries whose capital stock and related rights constitute Pledged Collateral hereunder hereby confirms and agrees that such Pledged Collateral secures all of the Obligations under the Credit Agreement, including, without limitation, all DIP Indebtedness, and hereby grants a first priority Lien on the Pledged Collateral as collateral for all of the Obligations, which Lien shall be subject only to the Prior Claims."

II.      Forbearance With Respect to Existing Pre-Petition Defaults.
         ----------------------------------------------------------

                  Nothing in this Amendment or in any of the other DIP Credit Documents or the Interim Financing Order or the Final Financing Order shall constitute or be deemed to constitute a waiver by Administrative Agent or any Lender of: (i) any existing or future Default or Event of Default (including, without limitation, the Events of Default arising from the commencement of the Bankruptcy Cases or any other Existing Pre-Petition Default), or (ii) any rights or remedies of Administrative Agent, L/C Issuer or any Lender under any of the

Loan Documents, applicable law or otherwise against any or all of the Borrower and each other Designated Company, any other guarantor or obligor with respect to any Obligations, or any other Person or any of their respective property. Without prejudice to, or waiver of, (x) the Administrative Agent's, L/C Issuer's and each Lender's rights and remedies against any or all of the Borrower and each other Designated Company in respect of any Default or Event of Default other than the Existing Pre-Petition Defaults, or (y) the Administrative Agent's, L/C Issuer's and each Lender's rights and remedies against any Person other than any or all of the Borrower and each other Designated Company, Administrative Agent, L/C Issuer and each Lender agree to forbear from foreclosing their respective Liens on any Collateral otherwise taking enforcement action against any or all of the Borrower and the other Designated Companies, in each case based solely on the occurrence or continuance of any Existing Pre-Petition Default; provided, that in all cases such forbearance shall terminate upon the occurrence of any Event of Default other than an Existing Pre-Petition Default. Without limiting the generality of the foregoing, nothing in this Amendment or in any of the DIP Credit Documents or the Interim Financing Order or the Final Financing Order (x) shall restrict, impair or otherwise affect the Administrative Agent's and Lenders' respective rights and remedies under any agreements containing subordination provisions in favor of any or all of Administrative Agent and Lenders (including, without limitation, any rights or remedies available to Administrative Agent and Lenders as a result of the occurrence or continuation of any Existing Pre-Petition Defaults), (y) shall amend or modify any provision thereof, or (z) shall restrict or otherwise affect Administrative Agent's rights under Section 4.2 of the Credit Agreement. All Subordinated Debt shall remain subordinated in right of payment to the Obligations (including, without limitation, the DIP Indebtedness) owing to the Administrative Agent and the Lenders to the extent set forth in the agreements containing the applicable subordination and intercreditor provisions and the Financing Order.

III.     Ratification of Pre-Petition Credit Documents.
         ---------------------------------------------

                  Each of the Borrower and the other Designated Companies, as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such Persons grant Liens or security interests in their properties or otherwise act as accommodation parties or guarantors, as the case may be, (i) hereby acknowledges and consents to each of the terms of the Amendment, (ii) confirms, ratifies and reaffirms (x) all of its respective obligations and undertakings under each Loan Document to which it is a party (including, without limitation, its guaranty of the Obligations), and (y) its grant of security interests and Liens in all of its properties pursuant to any such Loan Documents as security for its guaranty of the Obligations and all of its other obligations and undertakings under the Loan Documents, (iii) agrees that all such obligations and undertakings and all such security interests and Liens remain in full force and effect from and after the effectiveness of this Amendment and applies equally to all Obligations, whether arising before, on or after the Petition Date, agrees that all Collateral granted by such undersigned continues to secure the payment and performance of all Obligations, whether arising before, on or after the Petition Date, and acknowledges and agrees that there is no defense, setoff or counterclaim of any kind, nature or description to such obligations and undertakings, (iv) acknowledges and agrees that all references to the Credit Agreement in any Loan Document shall mean and include the Credit Agreement as amended and modified by the Amendment, and (v) the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

IV. Entire Agreement and Acknowledgements of the Parties. The parties hereto agree that the amendments set forth in this Amendment, as modified by the Financing Order, constitute the entire agreement of the parties with respect to the matters set forth herein, shall be limited precisely as written and shall not be deemed to be a consent to any waiver, amendment or modification of any other term or condition of the Credit Agreement or any Loan Documents.

V. Conditions Precedent. The effectiveness of this Amendment shall be subject to satisfaction of the following conditions precedent (any one or all of which may be waived by the Administrative Agent in its sole discretion) (the date on which all such conditions precedent are satisfied or waived is referred to as the "Assumption Agreement Effectiveness Date"):

         A. The Administrative Agent shall have received (i) counterparts of this Amendment, duly executed and delivered by the Borrower, each other Designated Company, the Administrative Agent and the Lenders, and (ii) duly executed originals of each Revolving Note by Borrower to each DIP Lender in the original principal amount of such DIP Lender's DIP Revolving Credit Commitment, which Revolving Note shall be substantially in the form attached hereto as Exhibit A;

         B. The Bankruptcy Court shall have approved and entered the Interim Financing Order in a form and in substance satisfactory to Administrative Agent and the Required Lenders in their sole discretion in the Bankruptcy Cases;

         C. The Borrower and the other Designated Companies shall have executed and delivered to the Administrative Agent all other loan and security documentation, in form and substance satisfactory to the Administrative Agent and the Required Lenders, evidencing or otherwise relating to the DIP Financing and the other transactions contemplated herein;

         D. The Administrative Agent shall have received satisfactory corporate resolutions, secretary's certificates and other evidence of appropriate corporate authorization of the transactions contemplated herein;

         E. The Borrower shall have paid in immediately available funds the DIP Commitment Fee, the DIP Agency Fee and all other costs, fees and expenses then owing to the Administrative Agent and Lenders, including, without limitation, the reasonable fees and expenses of counsel and financial advisors retained by, or for the benefit of, the Administrative Agent;

         F. The Administrative Agent shall have received the Initial Approved Budget (including all related cash receipt projections and other back-up documentation) in form and substance satisfactory to Administrative Agent and the Required Lenders;

         G. All representations and warranties set forth in the DIP Credit Documents shall be true and correct in all material respects other than any breaches of representations and warranties in the Credit Agreement constituting Existing Pre-Petition Defaults;

         H. No Default shall have occurred and be continuing other than the Existing Pre-Petition Defaults;

         I. All of the "first day" pleadings and proposed forms of orders filed in the Bankruptcy Cases shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders;

         J. The Debtors shall have filed the Sale Motion in form and substance satisfactory to the Administrative Agent and the Required Lenders; and

         K. All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto shall be satisfactory to Administrative Agent and its counsel.

VI. Payment of Administrative Agent's Costs and Expenses. The parties hereto agree that Section 12.15 of the Pre-Petition Credit Agreement and the other applicable provisions of the Loan Documents provide that, and, to the extent necessary, hereby agree to amend Section 12.15 of the Pre-Petition Credit Agreement and such other applicable provisions of the Loan Documents to provide that, the Borrower and the other Designated Companies shall be jointly and severally obligated to promptly pay or reimburse Administrative Agent for all pre-petition and post-petition fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants, appraisers and auditors) incurred in connection with:

         A. the negotiation, preparation and filing and/or recordation of the DIP Credit Documents, the Interim Financing Order and the Final Financing Order, or the preservation and protection of Administrative Agent's and each Lender's rights and claims hereunder and thereunder;

         B. any amendment, modification or waiver of, consent with respect to, or termination of, any of the DIP Credit Documents or any transactions contemplated thereby or advice in connection with the administration of the Loans made pursuant hereto or any rights and remedies of any or all of the Administrative Agent and Lenders hereunder or thereunder;

         C. any litigation, contest, dispute, suit, proceeding or action (whether instituted by Administrative Agent, any Lender, Borrower or any of other Designated Company, Foreign Debtor or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents (including, without limitation, the Pre-Petition Credit Documents) or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof (and the filing of any petition, complaint, answer, motion or other pleading in connection therewith), in connection with any Bankruptcy Case or any other bankruptcy or other insolvency proceeding commenced by or against any or all of the Borrower, any other Designated Company or any other Person that may be obligated to any or all of the Administrative Agent and Lenders by virtue of the Loan Documents;

         D. any attempt to enforce any rights or remedies of any or all of the Administrative Agent and Lenders against any or all of the Borrower, any other Designated Company or any other Person that may be obligated to Administrative Agent or any Lender by virtue of any of the Loan Documents, including, without limitation, the action taken in connection with the protection, collection, lease, sale, taking possession of, or liquidation of any of the Collateral or Administrative Agent's and/or any Lender's interest therein, and any attempt to enforce any security interest in any of the Collateral;

         E. the obtaining of approval or entry by the Bankruptcy Court of any or all of the Interim Financing Order, the Final Financing Order, the Bidding Procedures Order, the Sale Order and the DIP Credit Documents;

         F. the preparation and review of pleadings, documents and reports related to any Bankruptcy Case and any subsequent case under chapter 7 of the Bankruptcy Code, attendance at meetings, court hearings or conferences related to any Bankruptcy Case and any subsequent case under chapter 7 of the Bankruptcy Code, and general monitoring of any Bankruptcy Case and any subsequent case under chapter 7 of the Bankruptcy Code;

         G. efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Borrower, any other Designated Company or their respective affairs, (iii) collect any or all of the Obligations, and (iv) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral; and

         H. the rendering of any advice with respect to any of the foregoing.

                  The Borrower's and each other Designated Company's respective reimbursement obligations as set forth above shall include all reasonable attorneys' fees and expenses and other reasonable professional and service providers' fees and expenses arising from any of the services described above and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this section, all of which shall be jointly and severally payable, on demand, by the Borrower and each other Designated Company to Administrative Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: reasonable fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

VII. References in Loan Documents. All references to any Pre-Petition Credit Document shall be deemed to be a reference to same as amended hereby.

VIII.    Miscellaneous.
         -------------

         A. To induce Administrative Agent and each Lender to enter into this Amendment, each of the Borrower and each other Designated Company signatory hereto hereby represents and warrants to each of the Administrative Agent and the Lenders that (i) the Borrower and each other Designated Company has full power and authority to enter into this Amendment, that this Amendment has been duly authorized, executed and delivered by the Borrower and each other

Designated Company and that this Amendment constitutes a legal, valid and binding obligation of Borrower and each other Designated Company enforceable against such Person in accordance with its terms and (ii) no event has occurred since the Petition Date which has or could have a Material Adverse Effect.

         B. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Amendment by delivering by facsimile or other electronic transmission a signature page of this Amendment signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile or other electronic transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Amendment to Administrative Agent.

         C. It is the parties' intention that this Amendment be interpreted in such a way that it is valid and effective under applicable law; provided, however, the invalidity, illegality, or unenforceability of any provision in or obligation under this Amendment in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Amendment or of such provision or obligation in any other jurisdiction.

         D. This Amendment, the Credit Agreement, the other Loan Documents, and all Liens and other rights and privileges created hereby or pursuant hereto or to any other Loan Document shall be binding upon Borrower and the other Designated Companies, and their respective estates, and, in the case of the Debtors, any trustee, other estate representative or any successor in interest of any Debtor in any Bankruptcy Case or any subsequent case commenced under chapter 7 of the Bankruptcy Code, and shall not be subject to section 365 of the Bankruptcy Code. This Amendment, the Credit Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of the Administrative Agent, Co-Administrative Agent, L/C Issuer and the Lenders and their respective assigns, transferees and endorsees. The Liens created by this Amendment, the Credit Agreement and the other Loan Documents shall be and remain valid and perfected in the event of the substantive consolidation or conversion of any Bankruptcy Case or any other bankruptcy case of Borrower or any other Designated Company thereof to a case under chapter 7 of the Bankruptcy Code or in the event of dismissal of any Bankruptcy 11 Case or the release of any Collateral from the jurisdiction of the Bankruptcy Court for any reason, without the necessity that Administrative Agent file financing statements or otherwise perfect its Liens under applicable law. Neither Borrower nor any other Designated Company may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of the Administrative Agent acting at the direction of the Required Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower or any other Designated Company without the prior express written consent of the Administrative Agent acting at the direction of the Required Lenders shall be void. The terms and provisions of this Amendment, the Credit Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of Borrower, the other Designated Companies, the Administrative Agent, the L/C Issuer and Lenders with respect to the transactions contemplated hereby and thereby and no Person (not a signatory thereto) shall be a third party beneficiary of any of the terms and provisions of this Amendment, the Credit Agreement or any of the other Loan Documents.

IX. Conflict with Financing Order. Solely to the extent of any direct and irreconcilable conflict between this Amendment and the Financing Order, the conflicting term of the Financing Order shall govern and control.

X. Choice of Law and Jurisdiction. To the extent not governed by the provisions of the Bankruptcy Code, any dispute between any or all of the Borrower, the other Designated Companies, the Administrative Agent, the L/C Issuer and the Lenders and arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Amendment, and whether arising in contract, tort, equity or otherwise, shall be resolved in accordance with the internal laws and not the conflicts of law provisions of the State of Illinois.

XI. Waiver of Jury Trial. THE PARTIES HERETO WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT OR ANY MATTER ARISING HEREUNDER.















                            [Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused it to be executed by their duly authorized officers, all as of the day and year first above written.


BORROWER AND OTHER             ALL AMERICAN SEMICONDUCTOR, INC.,
DESIGNATED COMPANIES:          a Delaware corporation, as the Borrower

                               By: /s/ BRUCE M. GOLDBERG
                                   ---------------------

                               Its: President
                                    ---------------------------------------

                               Access Micro Products, Inc.
                               All American A.V.E.D., Inc.
                               All American Added Value, Inc.
                               All American Semiconductor of Atlanta, Inc.
                               All American Semiconductor of Chicago, Inc.
                               All American Semiconductor of Florida, Inc.
                               All American Semiconductor of Huntsville, Inc. All American Semiconductor of Massachusetts, Inc. All American Semiconductor of Michigan, Inc.
                               All American Semiconductor of Minnesota, Inc.
                               All American Semiconductor of New York, Inc.
                               All American Semiconductor of Philadelphia, Inc. All American Semiconductor of Phoenix, Inc.
                               All American Semiconductor of Portland, Inc.
                               All American Semiconductor of Rockville, Inc.
                               All American Semiconductor of Salt Lake, Inc.
                               All American Semiconductor of Texas, Inc.
                               All American Semiconductor-Northern California, Inc.
                               All American Semiconductor of Washington, Inc. All American Technologies, Inc.
                               All American Transistor of California, Inc.
                               Aved Industries, Inc.
                               Palm Electronics Manufacturing Corp.
                               All American Semiconductor of Ohio, Inc.
                               All American Semiconductor of Wisconsin, Inc.
                               All American Semiconductor of Rhode Island, Inc. All American IDT, Inc.
                               AGD China, Inc., each as a Designated Company

                               By: /s/ BRUCE M. GOLDBERG
                                   ----------------------------------------

                               Its: President
                                    ---------------------------------------


         [Signature page to Assumption Agreement and Seventh Amendment]

                               AMERICAPITAL, LLC, as a Designated Company

                               By:    All American Semiconductor, Inc.,
                                      its sole member


                               By: /s/ BRUCE M. GOLDBERG
                                   ----------------------------------------

                               Its: President
                                    ---------------------------------------

                               ALL AMERICAN SEMICONDUCTOR OF
                               CANADA, INC., as a Designated Company


                               By: /s/ BRUCE M. GOLDBERG
                                   ----------------------------------------

                               Its: President
                                    ---------------------------------------



         [Signature page to Assumption Agreement and Seventh Amendment]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused it to be executed by their duly authorized officers, all as of the day and year first above written.


LENDERS:                       HARRIS N.A., successor by merger to
                                HARRIS TRUST AND SAVINGS BANK,
                                as Administrative Agent, L/C Issuer and a Lender


                               By: /s/ LAWRENCE A. MIZERA
                                   ------------------------------------------
                               Name:  Lawrence A. Mizera
                                      ---------------------------------------
                               Title: Vice President
                                      ---------------------------------------

                               U.S. BANK NATIONAL ASSOCIATION,
                                 as Co-Administrative Agent and as a Lender


                               By: /s/ ROBERT F. POLK
                                   ------------------------------------------
                               Name:  Robert F. Polk
                                      ---------------------------------------
                               Title: Senior Vice President
                                      ---------------------------------------

                               GMAC COMMERCIAL FINANCE LLC,
                                 as a Lender


                               By: /s/ DOUG BOOTHE
                                   ------------------------------------------
                               Name:  Doug Boothe
                                      ---------------------------------------
                               Title: Director
                                      ---------------------------------------

                               PNC BANK, NATIONAL ASSOCIATION,
                                 as a Lender


                               By: /s/ BRUCE METTEL
                                   ------------------------------------------
                               Name:  Bruce Mettel
                                      ---------------------------------------
                               Title: Vice President
                                      ---------------------------------------

                               FIRST BANK BUSINESS CAPITAL, INC.
                                 f/k/a FB Commercial Finance, Inc., as a Lender


                               By: /s/ WALTER CASTILLO
                                   ------------------------------------------
                               Name:  Walter Castillo
                                      ---------------------------------------
                               Title: Vice President
                                      ---------------------------------------


         [Signature page to Assumption Agreement and Seventh Amendment]

                       SCHEDULE 1 TO ASSUMPTION AGREEMENT
                       ----------------------------------

DIP Revolving Credit Commitments and Revolver Percentages for DIP Revolving
---------------------------------------------------------------------------
Loans
-----

DIP Lender                DIP Revolving Credit Commitment    Revolver Percentage
----------                -------------------------------    -------------------

Harris N.A.               $6,250,000                         25%

U.S. Bank National        $5,000,000                         20%
Association

GMAC Commercial           $5,000,000                         20%
Finance LLC

PNC Bank, National        $5,000,000                         20%
Association

First Bank Business       $3,750,000                         15%
Capital, Inc.

                                   EXHIBIT "A"

                                 REVOLVING NOTE

$                                                                 April 25, 2007


         FOR VALUE RECEIVED, the undersigned, ALL AMERICAN SEMICONDUCTOR, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _______________ (the "Lender") on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris N.A., successor by merger to Harris Trust and Savings Bank ("Harris"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), in Chicago, Illinois, in immediately available funds, the principal sum of _____________ Dollars ($___________) or, if less, the aggregate unpaid principal amount of all DIP Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below), together with interest on the principal amount of each DIP Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement (as defined below).

         This Note is one of the Revolving Notes referred to in that certain Credit Agreement, dated as of May 14, 2003 (as amended, restated or otherwise modified from time to time, including, without limitation, pursuant to that certain Assumption Agreement and Seventh Amendment to Credit Agreement and Other Loan Documents, dated as of April 25, 2007, the "Credit Agreement;" capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement), by and among Administrative Agent, [Lender], as Co-Administrative Agent, and the Lenders, and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. To the extent not governed by the provisions of the Bankruptcy Code, this Note shall be governed by and construed in accordance with the internal laws of the State of Illinois. This Note shall be subject to the terms of the Financing Order.

         Voluntary prepayments may be made hereon without penalty or charge except as provided in the Credit Agreement, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

         The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                       ALL AMERICAN SEMICONDUCTOR, INC.


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                   EXHIBIT "B"

                                 REVOLVING NOTE
$_________________                                                 May 14, 2003

         FOR VALUE RECEIVED, the undersigned, ALL AMERICAN SEMICONDUCTOR, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ____________________ (the "Lender") on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank, as Administrative Agent, in Chicago, Illinois, in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if
less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

         This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of May 14, 2003, among the Borrower, Harris Trust and Savings Bank, as Administrative Agent, and U.S. Bank National Association, as Co-Agent and the Lenders party thereto (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

         Voluntary prepayments may be made hereon without penalty or charge except as provided in the Credit Agreement, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

         The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.


                                       ALL AMERICAN SEMICONDUCTOR, INC.


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                   EXHIBIT "C"

                           BORROWING BASE CERTIFICATE

HARRIS TRUST &
SAVINGS BANK                            BORROWING BASE CERTIFICATE
REPORT NUMBER _______________________   DATE

All American Semiconductor, Inc.
TOTAL APPROVED LINE                     Maximum Inventory Loan
    ACCOUNTS RECEIVABLE UPDATE                         COLLATERAL STATUS
     Period Covered:
ADDITIONS:
                                                              As of Date:

(A) New Sales (See Attached)            (1)  Previous Coll. Balance
(B) Miscellaneous (+)                   (2)  Total Additions
Total Gross Additions (2)               (3)  Collections/Deductions
                                        (4)  New Collateral Balance

DEDUCTIONS:
(A) Collections (See Attached)          (5)  Less Ineligibles
(B) Discounts Allowed                   (6)  Eligible Collateral
(C) Credit Memos                        (7)  Rate of Advance
(D) Miscellaneous
(-)              Non A/R                (8)  Available A/R            (A)
Total Gross Collections (3)             (9)  Avail Inv. (Per Attached)(B)
       LOAN BALANCE UPDATE              (10) Other Loan Value         (C)
Loan Outstanding as of:                 (11) Total Loan Value
From Previous Report #                       A/R + Inv. + Other:
                                                 A + B + C
Less Collections
                                        (12) Maximum Borrowing Limit
Additional Advance Requested                 Lessor of Total Loan Value
                                                        or
New Loan Balance This Report                 Total Approved Rev. Line
Plus L/C or Other Reserves              (13) Less Total Loans and
                                             Other Liabilities
Total Loans and Other
  Liabilities                           (14) New Availability
(Carry to Line 13)

Pursuant to the Terms of the Credit Agreement dated as of May 14, 2003 between us (the "Credit Agreement), we submit this Borrowing Base to you and certify that the information set forth above and on any attachments to this certificate is true, correct and complete as of the date of this certificate.

                                     Borrower:
                                     Authorized Signer: